Exhibit 4.20

THIS AGREEMENT is entered into on 26 November 2009

BETWEEN:

(1)	THE COMMISSIONERS OF HER MAJESTY’S TREASURY of 1 Horse Guards Road, London SW1A 2HQ (the “Treasury”);

(2)
THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated in Scotland with registered number SC090312, whose registered office is at 36 St Andrew Square, Edinburgh, Midlothian EH2 2YB (the “Participant”); and

(3)
THE ROYAL BANK OF SCOTLAND GROUP PLC, a public limited company incorporated in Scotland with registered number SC045551, whose registered office is at 36 St Andrew Square, Edinburgh, Midlothian EH2 2YB (the “Initial Parent”).

WHEREAS:

(A)
On 19th January 2009, Her Majesty’s Government of the United Kingdom announced its intention to offer the Asset Protection Scheme (the “Scheme”) to protect certain eligible financial institutions against exceptional credit losses on certain portfolios of assets and exposures.

(B)
On 26th February 2009, the Treasury announced the proposed implementation, and issued a statement summarising the proposed terms, of the Scheme.  The Scheme constitutes “financial assistance” for the purpose of section 257 of the Banking Act 2009.

(C)
On 26th February 2009, the Initial Parent announced its intention to participate in the Scheme and entered into discussions with the Treasury regarding the terms of the Scheme and the accession of the Participant to it.

(D)
The terms and conditions of the Scheme (as may be amended, modified, supplemented or replaced from time to time, the “Conditions”) are the terms and conditions set out in the document entitled “UK Asset Protection Scheme Terms and Conditions” which is in the agreed form.

(E)	The Participant wishes to participate in the Scheme on the terms set out in the Scheme Documents.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	(A) In this Agreement:

(i)
“ABN Amro Bank” means ABN AMRO Bank N.V., a company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its office address at Gustav Mahlerlaan 10, 1082 PP Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce and Industries for Amsterdam under number: 33002587;

(ii)
“ABN Amro Holding” means ABN AMRO Holding N.V., a company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, having its official seat in Amsterdam, the Netherlands, and its office address at Gustav Mahlerlaan 10, 1082 PP Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce and Industries for Amsterdam under number: 33220369;

(iii)
the “Accession Date” is the date on which the Treasury notifies the Participant pursuant to Clause 3.1 that all the Participation Conditions shall have been fulfilled to the satisfaction of the Treasury (or waived in accordance with Clauses 3.2 and 3.3);

(iv)	“Accounting Period” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(v)	“Accountants” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(vi)	“Acquisition” has the meaning given to it in the Acquisition and Contingent Capital Agreement;

(vii)
the “Acquisition and Contingent Capital Agreement” means the agreement entitled the “Acquisition and Contingent Capital Agreement” entered into by the Initial Parent and the Treasury and dated on or about the Signing Date;

(viii)	the list of “Actions” in effect as at the Signing Date is that which is in the agreed form;

(ix)	“Adjusted First Payment Date” means 31st March 2010;

(x)	the “Adviser Engagement Principles” means the document entitled “Adviser Engagement Principles” which is in the agreed form;

(xi)	“Agreed B Shares Amount” has the meaning given to it in Clause 6.2(A)(ii)(b), 6.3(A)(ii)(b) or 6.4(A)(ii)(b) (as the context requires);

(xii)	the “Agreed Model” is the spreadsheet (showing details of the underlying formulae) which is in the agreed form;

(xiii)	the “Agreed Remaining Amount” in respect of an Agreed Withdrawal Asset means

(a)	the amount appearing in the “Covered Amount Cycle 3” column; less

(b)	the amount appearing in the “Day 1 Withdrawal Amount” column,

(in each case against the identifying information for such Agreed Withdrawal Asset and as specified in the Agreed Withdrawal Assets List) and (but only in the case of an Agreed Withdrawal Asset identified by reference to a Restricted Arrangement ID) pro-rated between all Agreed Withdrawal Assets identified by reference to such Restricted Arrangement ID on the basis of the Covered Amounts stated in the Initial Data in respect of such Agreed Withdrawal Assets;

(xiv)	“Agreed Tax Assets Amount” has the meaning given to it in Clause 6.2(A)(iv)(c), 6.3(A)(iv)(c), 6.4(A)(iv)(c) or 16.4(B) (as the case may be);

(xv)	“Agreed Withdrawal Asset” means each Covered Asset identified in the Agreed Withdrawal Assets List either:

(a)	by reference to the “APS Covered Asset ID” allocated to such Covered Asset in the Initial Data; or

(b)
by reference to a Restricted Arrangement ID, in which case each Covered Asset in respect of which the "Restricted Arrangement ID" Initial Data Field has been completed in the Initial Data with such Restricted Arrangement ID shall be an Agreed Withdrawal Asset;

(xvi)
the “Agreed Withdrawal Assets List” means the list of Covered Assets (i) to be withdrawn by the Participant or (ii) to have their Covered Amount reduced in accordance with this Agreement, in each case on the Accession Date, which is in the agreed form;

(xvii)
an “Agreed Withdrawal Notice” means an irrevocable written notice from the Participant to the Treasury referring to Clause 17.1, identifying the relevant Agreed Withdrawal Assets and stating that the Participant wishes (i) where the Agreed Remaining Amount of the Agreed Withdrawal Asset is zero, to withdraw the whole of that Agreed Withdrawal Asset from the Scheme or (ii) where the Agreed Remaining Amount of the Agreed Withdrawal Asset is greater than zero, to reduce the Covered Amount as at 31st December 2008 in respect of such Agreed Withdrawal Asset to the Agreed Remaining Amount in respect of such Agreed Withdrawal Asset;

(xviii)	“Amended Covered Amount Cap” has the meaning given to it in Clause 11(ii)(b);

(xix)	“Annual Fee” has the meaning given to it in Clause 6.1(A);

(xx)	“Appointment Notice” has the meaning given to it in Clause 15.5;

(xxi)
the “APS Fee Tax Assets Agreement” means the agreement entitled “Agreement to Forego Tax Reliefs in connection with an Accession Agreement relating to the UK Asset Protection Scheme” entered into by the Treasury, the Commissioners for Her Majesty’s Revenue and Customs, the Participant, the Initial Parent and ABN Amro Bank and dated on or about the Signing Date;

(xxii)	the “Asset Management Framework” means the document entitled “Asset Management Framework” which is in the agreed form;

(xxiii)	the “B Share Terms” has the meaning given to it in the Acquisition and Contingent Capital Agreement;

(xxiv)	"B Shares" has the meaning given to it in the Acquisition and Contingent Capital Agreement;

(xxv)	the “B Shares Determination Date” means:

(a)	in relation to the First Payment Date, the First B Shares Determination Date; and

(b)	in relation to any other Payment Date, the 14th December which immediately precedes such Payment Date (or, if such date is not a Business Day, the Business Day which immediately precedes such date);

(xxvi)	the “B Shares Shortfall Amount” has the meaning given to it in Clause 6.2(A)(ii)(c), 6.3(A)(ii)(c) or 6.4(A)(ii)(c) (as the context requires);

(xxvii)
the “Capital Optimisation Side Letter” means the document entitled “Certain undertakings in relation to capital optimisation exercises in connection with the UK Asset Protection Scheme” which is in the agreed form;

(xxviii)	“Cashbox Documents” has the meaning given to it in the Acquisition and Contingent Capital Agreement;

(xxix)	the “Commitments Amendment Deed” means a deed poll in the agreed form which amends the Lending Commitments Deed Poll and the Pre-Accession Commitments Deed Poll;

(xxx)	the “Conflicts Management Policy” means the document entitled “Conflicts Management Policy” which is in the agreed form;

(xxxi)	“Contingent Capital Commitment” has the meaning given to it in the Acquisition and Contingent Capital Agreement;

(xxxii)	the “Coverage Data Fields” are the “Currency”, “Covered Amount”, “Cover Termination Date”, “Imputed Maturity Flag” and “Covered Asset Class” Initial Data Fields;

(xxxiii)	“Covered Amount Cap” has the meaning given to it in Condition 6.7 except that, for the purposes of Clauses 11, it shall have the meaning given to it in Clause 11(ii);

(xxxiv)	the “Credit Aggregation Policy” means the document entitled “Credit Aggregation Policy” which is in the agreed form;

(xxxv)	the “Customer Charter” has the meaning given to it in Clause 20.1;

(xxxvi)	the “Data Field Rules” are those described in Clause 5.6 and contained in Appendix B;

(xxxvii)	the “Designated Step-In Terms“ are the terms and conditions set out in the document entitled “Designated Step-In Terms” which is in the agreed form;

(xxxviii)	the “Detailed Organisational Structure” means the document entitled “Detailed Organisational Structure” which is in the agreed form;

(xxxix)	“Disclosure Consent” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(xl)	“Disclosure Consent Notice” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(xli)	"Dividend Access Share" has the meaning given to it in the Acquisition and Contingent Capital Agreement;

(xlii)	“End Date” means the earlier of: (i) the date on which the Participant’s participation in the Scheme terminates pursuant to and in accordance with Condition 4.38 or 4.41 and (ii) 31st December 2099;

(xliii)	“Exit Fee” has the meaning given to it in Clause 16.2(C);

(xliv)
the “Exit Fee Tax Assets Agreement” means the agreement entitled “Agreement to Forego Tax Reliefs in connection with an Exit Fee payable under an Accession Agreement relating to the UK Asset Protection Scheme” entered into by the Treasury, the Commissioners for Her Majesty’s Revenue and Customs, the Participant, the Initial Parent and ABN Amro Bank and dated on or about the Signing Date;

(xlv)	the “Fallback B Shares Amount” has the meaning given to it in Clause 6.2(A)(iv)(d)(3), 6.3(A)(iv)(d)(3) or 6.4(A)(iv)(d)(2) (as the context requires);

(xlvi)	the “Fallback B Shares Subscription Amount” has the meaning given to it in Clause 6.2(A)(iv)(d)(3)(A), 6.3(A)(iv)(d)(3)(A) or 6.4(A)(iv)(d)(2)(A) (as the context requires);

(xlvii)	“Fee Amount” has the meaning given to it in Clause 6.1(C);

(xlviii)	“Fee Period” means each of the following:

(a)
the period of time which begins on (and includes) 1st January 2009 and ends on (but excludes) the First Payment Date (for the avoidance of doubt, regardless of the extent to which such period of time falls on or before the End Date) (the “First Fee Period”);

(b)
the period of time which begins on (and includes) the First Payment Date and ends on (but excludes) the first anniversary of the First Payment Date (for the avoidance of doubt, regardless of the extent to which such period of time falls on or before the End Date) (the “Second Fee Period”);

(c)
the period of time which begins on (and includes) the first anniversary of the First Payment Date and ends on (but excludes) the second anniversary of the First Payment Date (if and to the extent that such period of time falls on or before the End Date) (the “Third Fee Period”); and

(d)
any subsequent period of time which begins on (and includes) an anniversary of the First Payment Date and ends on (but excludes) the next succeeding anniversary of the First Payment Date (if and to the extent that such period of time falls on or before the End Date);

(xlix)	the “First Annual Fee” has the meaning given to it in Clause 6.1(C)(i);

(l)	the “First B Shares Determination Date” means the date falling two Business Days after the First Reference Date;

(li)	the “First Loss Amount” is £60,000,000,000 (sixty billion pounds);

(lii)	the “First Payment Date” has the meaning given to it in Clause 6.1(B)(i);

(liii)	the “First Reference Date” means the later of:

(a)	14th December 2009 (or, if such date is not a Business Day, the next preceding Business Day); and

(b)	the date falling two Business Days after the Signing Date;

(liv)	“FSMA Notice” means a notice issued by the FSA to the Participant in connection with the Scheme under section 165(1) of FSMA in the form agreed between the Treasury and the FSA;

(lv)	“GENPRU” means the FSA’s general prudential sourcebook for banks, building societies, insurers and investment firms forming part of the FSA Handbook;

(lvi)	the “HM Treasury Payment Account” has the meaning given to it in Clause 22.3(A);

(lvii)	“Identified Asset” means each asset identified as such by the Participant in the Information provided by the Participant to the Treasury pursuant to and in accordance with the FSMA Notice;

(lviii)	the “Interest Rate” has the meaning given to it in the APS Fee Tax Assets Agreement;

(lix)	the “Lending Commitments Deed Poll” means the deed poll entitled “Lending Commitments” executed by the Participant and dated 26th February 2009 (as amended on 18th May 2009);

(lx)	“Long Stop Date” means 31st December 2009;

(lxi)	the “Major Dispute Amount” is £50,000,000 (fifty million pounds);

(lxii)	“Non-Performing Assets” has the meaning given to it in Clause 15.5(A);

(lxiii)	the “OFT” means the Office of Fair Trading;

(lxiv)	“Participation Agreement” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(lxv)	“Payment Date” has the meaning given to it in Clause 6.1(B);

(lxvi)	“Payment Proposal Notice” means a notice in the form set out in Schedule 8;

(lxvii)	the “Pre-Accession Commitments Deed Poll” means the deed poll entitled “Asset Protection Scheme: Pre-Accession Commitments” executed by the Participant and dated 26th February 2009;

(lxviii)	the “Proposed Termination Date” means the date on which the Participant’s participation in the Scheme is proposed to be terminated in accordance with Condition 4.38 and Clause 16;

(lxix)	the form of “Quarterly Statement” agreed between the Treasury and the Participant is contained in Appendix A;

(lxx)	“RBS Company” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(lxxi)	“Reference Date” means:

(a)	in relation to the First Payment Date, the First Reference Date; and

(b)	in relation to any other Payment Date, the 14th September which next precedes such Payment Date (or, if such date is not a Business Day, the next preceding Business Day);

(lxxii)	“Registrar” has the meaning given to it in the Acquisition and Contingent Capital Agreement;

(lxxiii)	“Relevant Annual Fee” has the meaning given to it in Clause 6.4(A);

(lxxiv)	“Relevant Payment Date” has the meaning given to it in Clause 6.4(A);

(lxxv)	“Relevant RBS Information” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(lxxvi)	“Remuneration Commitments” has the meaning given to it in Clause 19.1;

(lxxvii)
“Restricted Arrangement ID” means for the purposes of the Initial Data, the unique identification code set out in the table referred to in Clause 8.2 (which records certain agreed information about Restricted Securitisations and Restricted Conduits for the purpose of their identification) for the Restricted Securitisation or Restricted Conduit to which a Covered Asset is subject;

(lxxviii)	the “Scheme Escalation Procedure” means the document entitled “Scheme Escalation Procedure” which is in the agreed form;

(lxxix)	“Second Annual Fee” has the meaning given to it in Clause 6.1(C)(ii);

(lxxx)	the “Sensitive Jurisdictions Side Letter” means the letter entitled “Sensitive Jurisdictions Side Letter” which is in the agreed form;

(lxxxi)	the “Signing Date” means the date of this Agreement;

(lxxxii)
“Signing Date Obligations” means: (i) Conditions 35, 37, and 38; (ii) Parts 10 and 11 of the Conditions; and (iii) Clauses 1, 2.2 to 2.6 (inclusive) (but only to the extent they relate to the other Signing Date Obligations), 6.9, 6.10, 20, 21, 22.3 to 22.6 (inclusive), 23 and 24;

(lxxxiii)	“SOC Special Adviser” has the meaning given to it in Clause 15.5;

(lxxxiv)	the “SOC Terms of Reference” means the document entitled “SOC Terms of Reference” which is in the agreed form;

(lxxxv)	the “State Aid Costs Reimbursement Deed” means the deed entitled “State Aid Costs Reimbursement Deed” executed and delivered by the Treasury and the Initial Parent and dated prior to the Signing Date;

(lxxxvi)	the “State Aid Deed” means the deed entitled “State Aid Commitment Deed” executed and delivered by the Treasury and the Initial Parent and dated on or about the Signing Date;

(lxxxvii)	“Tax Asset” has the meaning given to it in the APS Fee Tax Assets Agreement or the Exit Fee Tax Assets Agreement (as the context requires);

(lxxxviii)	“Tax Assets Shortfall Amount” has the meaning given to it in Clause 6.2(A)(iv)(d), 6.3(A)(iv)(d), 6.4(A)(iv)(d) or 16.4(C) (as the context requires);

(lxxxix)	“Termination Proposal Notice” means a notice in the form set out in Schedule 9;

(xc)	“Threshold” has the meaning given to it in Clause 9.5;

(xci)	the “Transitional Exceptions Document” means the document entitled “Transitional Exceptions Document” which is in the agreed form; and

(xcii)	the “Transitional Period” is the period from (and including) the Signing Date to and including the date falling 60 days after the Accession Date.

(B)	Capitalised terms used but not defined in this Agreement shall have the respective meanings given to them in Condition 56.

1.2
Condition 57 shall apply to this Agreement mutatis mutandis except that in this Agreement (other than the Conditions) references to Clauses, Schedules and Appendices are references to clauses of, and schedules and appendices to, this Agreement.

1.3
Unless otherwise specified, any reference in this Agreement to a document being in the “agreed form” shall be construed as a reference to such document in the form designated in writing by or on behalf of the Treasury and the Participant as such for the purpose of this Agreement.

1.4	Each of the following documents is, for the purposes of the Conditions, a Scheme Document:

(A)	the APS Fee Tax Assets Agreement;

(B)	the Asset Management Framework;

(C)	the Assurance Plan;

(D)	the Capital Optimisation Side Letter;

(E)	the Commitments Amendment Deed

(F)	the Conflicts Management Policy;

(G)	the Designated Step-in Terms;

(H)	the Detailed Organisational Structure;

(I)	the Exit Fee Tax Assets Agreement;

(J)	the Remuneration Policy;

(K)	the Scheme Escalation Procedure;

(L)	the SOC Terms of Reference;

(M)	the State Aid Costs Reimbursement Deed;

(N)	the State Aid Deed; and

(O)	the Transitional Exceptions Document.

In respect of such Scheme Documents: (i) where there is a conflict between such Scheme Documents and the Conditions, the Conditions shall prevail and (ii) where there is a conflict between such Scheme Documents and the Accession Agreement, the Accession Agreement shall prevail.

1.5
For the purposes of the Conditions, this Agreement constitutes the Accession Agreement with respect to the Participant. The Conditions form part of this Agreement except to the extent to which they are varied pursuant to Condition 1.5 as provided in Clauses 1.1(xii), 5.7, 5.9 to 5.23 (inclusive), 6.9, 6.11, 7, 8, 9, 10, 11, 12, 13, 14, Error! Reference source not found., 17 and 18 of this Agreement.  To the extent there is a conflict between this Agreement and the Conditions, this Agreement shall prevail.

1.6
Schedules 1 to 9 (inclusive), Appendices A to C (inclusive), the Remuneration Commitments (as defined in Clause 19.1) and the Customer Charter (as defined in Clause 20.1) each form part of this Agreement.

2.	ACCESSION

2.1	The Participant agrees to participate, and the Treasury agrees to the Participant’s participation, in the Scheme on the terms set out in the Scheme Documents.

2.2	The Participant shall comply (and shall, where required, procure that each of its Subsidiary Undertakings, Affiliates and Representatives comply) with the Scheme Documents.

2.3	The Initial Parent shall comply (and shall, where required, procure that each of its Subsidiary Undertakings, Affiliates and Representatives comply) with the Scheme Documents.

2.4	The Treasury shall comply with the Scheme Documents.

2.5
The Participant and the Initial Parent shall, on or prior to the date on which the Initial Parent ceases to be the Ultimate Parent of the Participant, procure that the new Ultimate Parent accedes, in form and substance satisfactory to the Treasury, to this Agreement in place of the Initial Parent.

2.6
The Initial Parent represents and warrants to the Treasury (on behalf of itself only) on the Accession Date, by reference to the facts and circumstances then existing, on the terms (mutatis mutandis) set out in paragraphs (A) to (F) (inclusive) of Condition 30.1.

3.	PARTICIPATION CONDITIONS

3.1
It shall be a condition precedent to the effectiveness of the parties’ respective obligations under the Scheme Documents (except the Signing Date Obligations, which shall be effective from and including the Signing Date) that all the Participation Conditions shall have been fulfilled to the satisfaction of the Treasury (or waived in accordance with Clauses 3.2 and 3.3) and the Treasury shall, as soon as reasonably practicable, notify the Participant in writing upon it being satisfied that the Participation Conditions have been fulfilled (or waived in accordance with Clauses 3.2 and 3.3).  Subject as provided in Clause 3.2, such notification shall be conclusive evidence of fulfilment (or waiver in accordance with Clauses 3.2 and 3.3) of the Participation Conditions but shall not otherwise constitute the Treasury’s agreement to waive any breach of any Scheme Document or the giving of any agreement or consent pursuant to any Scheme Document.

3.2
The Treasury may in its sole discretion waive (or waive subject to the imposition of further conditions) any of the Participation Conditions other than the Participation Conditions specified in sub-paragraphs (a), (b) (subject to Clause 3.3 below), (f), (g) and (h) of Condition 3(A)(iii) and the further Participation Condition specified in Clause 4(G).  To the extent the Treasury purports to waive the Participation Conditions specified in any of sub-paragraphs (a), (b) (subject to Clause 3.3 below), (f), (g) or (h) of Condition 3(A)(iii) or the further Participation Condition specified in Clause 4(G), such waiver shall have no effect.

3.3
If the Participation Condition set out in Condition 3(A)(iii)(b) is not satisfied by the time at which all other Participation Conditions are satisfied or, to the extent permitted, waived, the Treasury shall waive such Participation Condition if and to the extent that it is satisfied that the relevant matter in respect of which such Participation Condition has not been satisfied is not likely to lead to material adverse consequences for the Treasury or any member of the Participant’s Group (or any of their respective Representatives) and is not material in the context of the Participant’s participation in the Scheme, in all cases taking into account the financial circumstances of the Participant’s Group.

3.4
If any of the Participation Conditions have not been fulfilled to the satisfaction of the Treasury (or waived in accordance with Clauses 3.2 and 3.3) on or before the Long Stop Date, this Agreement shall terminate with immediate effect.

3.5
Each of the Initial Parent and the Participant acknowledges and agrees that, if this Agreement is terminated pursuant to Clause 3.4, neither the Treasury nor (except in respect of the Signing Date Obligations and the qualifications below) the Participant and the Initial Parent shall have any responsibilities, duties, obligations or liabilities to any other party (or, in the case of the Participant and the Initial Parent, any member of the Participant’s or the Initial Parent’s Group) under or in connection with the Scheme or any of the Scheme Documents (other than each of the following documents, the terms of which shall remain in full force and effect, notwithstanding this Clause 3.5: (i) the Capital Optimisation Side Letter; (ii) the Commitments Amendment Deed; (iii) the State Aid Costs Reimbursement Deed; and (iv) the State Aid Deed), whether in contract, tort (including negligence or breach of statutory duty) or otherwise.

4.	FURTHER PARTICIPATION CONDITIONS

Pursuant to Condition 3(A)(iv), the following further events shall also be Participation Conditions:

(A)	the Participant having paid to the Treasury the amounts set out in Clause 6.9;

(B)	the Participant having duly executed and delivered to the Treasury the Commitments Amendment Deed;

(C)	the Capital Optimisation Side Letter having been duly executed and delivered by the parties to it;

(D)	the Sensitive Jurisdictions Side Letter having been executed and delivered by the parties to it;

(E)	the APS Fee Tax Assets Agreement having been duly executed and delivered by the parties to it;

(F)	the Exit Fee Tax Assets Agreement having been duly executed and delivered by the parties to it;

(G)
the Acquisition and Contingent Capital Agreement having been duly executed and delivered by the parties to it and all conditions precedent to the Acquisition other than the condition set out in clause 2.1(A) of the Acquisition and Contingent Capital Agreement having been satisfied or waived;

(H)	the Initial Parent having duly executed and delivered to the Treasury the State Aid Deed;

(I)
(notwithstanding that Clauses 19.1 and 19.2 do not fall within the definition of Signing Date Obligations) the Initial Parent having not engaged in any conduct between the Signing Date and the Accession Date which would have breached the undertakings and commitments set out in Clauses 19.1 and 19.2 had such undertakings and commitments been in force; and

(J)
the Participant having delivered to the Treasury a letter signed by the Scheme Head (or another member of the Scheme Executive Team acceptable to the Treasury) confirming that, to the best of his or her knowledge and belief, having made all due and reasonable enquiries, the latest version of the table delivered by the Treasury pursuant to Clause 5.9 (save to the extent that the Information contained therein is subject to a Dispute) accurately identifies each asset, agreement, instrument and arrangement which is required pursuant to Condition 7.13 and Clause 5.9 to be identified by the Participant as a Closely Related Hedge, provided that such letter shall be provided on the basis that no personal liability shall attach to the signatory in respect of its contents.

5.	DATA AND DATA DELIVERY

Data Fields; Data Field Rules

5.1	The Treasury and the Participant hereby acknowledge that the Initial Data comprise the Information:

(A)	in the Initial Data Fields provided to the Treasury by the Participant on or before the Signing Date in accordance with the FSMA Notice; or

(B)	designated as such in this Agreement.

5.2	The “Initial Data Fields” are listed, and those that are Fixed Data Fields are identified as such, in Schedule 1.

5.3	The Treasury and the Participant hereby acknowledge that the Pre-Accession Data comprise the Information referred to in Schedule 7.

5.4	The “Post-Accession Data Fields” are listed in Schedule 2.

5.5	The “Quarterly Statement Data Fields” are listed in Schedule 3.

5.6	The “Data Field Rules” comprise:

(A)	a set of rules for the Initial Data Fields;

(B)	a set of rules for the Post-Accession Data Fields; and

(C)	a set of rules for the Quarterly Statement Data Fields,

and are contained respectively in Parts 1, 2 and 3 of Appendix B.

Reporting of Realisation Expenses

5.7
Notwithstanding Condition 7.10(A), the Participant may, at its sole election, determine that the amount of a Realisation Expense in respect of a Realisation shall not be deducted when determining the amount of that Realisation.

Closely Related Hedges

5.8
The Participant identifies each of the assets, agreements, instruments and arrangements specified in the table entitled “Closely Related Hedges” provided by the Participant to the Treasury pursuant to and in accordance with Clause 5.1 as a Closely Related Hedge in respect of the relevant Covered Asset specified in such table.  The parties hereby confirm that the Information in such table is designated as Initial Data.

5.9
The Treasury shall, as soon as practicable following the Signing Date, deliver to the Participant a table showing any further assets, agreements, instruments and arrangements (in addition to those referred to in Clause 5.8 and including those which were referred to in the data tapes delivered by the Participant to the Treasury prior to the Signing Date but are not referred to in Clause 5.8) which the Treasury believes should have been identified pursuant to Condition 7.13 by the Participant as a Closely Related Hedge pursuant to Clause 5.8.  The Participant shall, as soon as practicable following delivery of such table, indicate in writing to the Treasury whether it has any objection to the identification of such further assets, agreements, instruments and arrangements as Closely Related Hedges for the purposes of the Conditions.  If the Participant indicates in writing to the Treasury that it has any such objection, then the Treasury shall, on or before the Accession Date, provide a further version of the table referred to in Clause 5.8, updated to reflect those assets, agreements, instruments and arrangements which, as a result of the process set out in this Clause 5.9 (taking into account any reasonable objection raised by the Participant in accordance with this Clause 5.9), it has determined should have been identified pursuant to Condition 7.13 as Closely Related Hedges.  If the Participant disagrees with the determination of the Treasury referred to in the previous sentence, such disagreement shall be treated as a Dispute for the purposes of the Conditions.  Notwithstanding any such Dispute, the parties hereby confirm that the Information in such table (in the latest version provided on or before the Accession Date by the Treasury to the Participant pursuant to this Clause 5.9) is designated as Initial Data.

5.10	Clause 5.9 shall not prejudice:

(A)	the Treasury’s ability to exercise any of its rights, powers and remedies under the Conditions (including any right it may have under Conditions 7.13 and 7.14); or

(B)	the Participant’s rights and remedies, pursuant to the Dispute Resolution Procedure in respect of any Information contained in the table referred to in Clause 5.9.

Delivery Data

5.11
The Treasury agrees and acknowledges that if the Participant (or a member of the Participant’s Group) delivers, or procures the delivery of, Information required to be delivered to the Treasury under the Scheme Documents to the FSA pursuant to and in accordance with:

(A)	a FSMA Notice; and

(B)
the associated protocol between the Treasury, the FSA and the Participant with respect to the delivery of Information expressly referred to in any such FSMA Notice (such Information being “s165 Information”), then such delivery will satisfy and discharge the Participant’s (and members of the Participant’s Group’s) corresponding delivery obligation to the Treasury under the Scheme Documents in respect of such s165 Information.

5.12
The Treasury shall use reasonable endeavours to ensure that any FSMA Notice delivered to the Participant in connection with the Scheme prior to the Signing Date remains in effect except if and to the extent that the s165 Information to which the FSMA Notice relates can be delivered by means of any other Applicable Law implemented in the United Kingdom which comes into force after the Signing Date and which requires (or enables the Treasury to require) delivery of such s165 Information by the Participant (or members of the Participant’s Group) to the Treasury (a “replacement s165 procedure”), and a replacement s165 procedure is so utilised by the Treasury in respect of such s165 Information.

Sensitive jurisdiction information

5.13
Subject to Clauses 5.14 to 5.18 (inclusive), if: (i) the Participant (or any member of the Participant’s Group) is required, under the Scheme Documents, to deliver Information relating to Covered Assets other than pursuant to an agreed data delivery process; and (ii) such Information relates to Covered Assets (each, for this purpose, “sensitive jurisdiction assets”) which are subject to the Applicable Law of a sensitive jurisdiction  (“sensitive jurisdiction information”), then the Participant (and each member of the Participant’s Group):

(A)
shall redact or anonymise such sensitive jurisdiction information as the Participant (or the relevant member of the Participant’s Group) reasonably considers necessary in order to ensure that such delivery does not constitute any breach of Applicable Law in the relevant sensitive jurisdiction (including such redaction or anonymisation as the Participant reasonably considers necessary to avoid the incurrence of criminal liability (whether on the part of the Participant, a member of the Participant’s Group, the Treasury or any of their respective Representatives) in the relevant sensitive jurisdiction) (the “sensitive jurisdiction redaction process”); and

(B)
shall provide the Treasury with such Information as is requested by the Treasury to enable the Treasury to verify that the redaction or anonymisation is required to ensure that no such breach occurs (and that no such liability arises).

Save to the extent that the Participant (or a member of the Participant’s Group) is obliged or requested to deliver sensitive jurisdiction information without applying the sensitive jurisdiction redaction process (as provided for in Clause 5.14), delivery of sensitive jurisdiction information in the manner provided for in this Clause 5.13 will satisfy and discharge the Participant’s (and members of the Participant’s Group’s) corresponding delivery obligation to the Treasury under the Scheme Documents in respect of sensitive jurisdiction information.

5.14	Notwithstanding Clause 5.13, if either:

(A)
the Treasury requests the Participant (or a member of the Participant’s Group) to deliver sensitive jurisdiction information other than pursuant to an agreed data delivery process and without application of the sensitive jurisdiction redaction process; or

(B)
the Participant (or a member of the Participant’s Group) is otherwise required under the Scheme Documents to deliver sensitive jurisdiction information (including: (i) for the purposes of obtaining the Treasury’s consent to Conduct Requiring Approval; or (ii) to enable the Treasury to exercise its rights pursuant to Conditions 20 and/or 31.14) otherwise than pursuant to an agreed data delivery process and without applying the sensitive jurisdiction redaction process then, in either such case prior to delivering the relevant sensitive jurisdiction information to the Treasury, the Participant shall (in respect of all of the relevant sensitive jurisdiction assets to which the sensitive jurisdiction information relates (“exposed sensitive assets”)) deliver to the Treasury either:

(i)
an irrevocable written notice referring to this Clause 5.14, notifying the Treasury that the Participant is withdrawing from the Scheme some or all of the exposed sensitive assets identified in such notice (a “sensitive asset withdrawal notice”); and/or

(ii)
a written notice referring to this Clause 5.14, notifying the Treasury that the Participant requires the temporary suspension from the Scheme of some or all of the exposed sensitive assets identified in such notice such that the Participant no longer benefits from the protections afforded by the Scheme in respect of the exposed sensitive assets identified in the notice until such time as the Participant is able to (and does) deliver to the Treasury the relevant sensitive jurisdiction information in a manner that ensures that such delivery does not constitute any breach of Applicable Law in the relevant sensitive jurisdiction (a “sensitive asset suspension notice”).

5.15	If either:

(A)
the Participant fails to deliver sensitive jurisdiction information requested by the Treasury pursuant to Clause 5.14(A) or required to be delivered to the Treasury pursuant to Clause 5.14(B) in a manner which ensures that such delivery does not constitute any breach of Applicable Law in the relevant sensitive jurisdiction; or

(B)	the Participant fails to deliver a sensitive asset withdrawal notice and/or a sensitive asset suspension notice in respect of all of the exposed sensitive assets as required by Clause 5.14,

then the Treasury may, but shall not be obliged to, deliver a written notice to the Participant referring to this Clause 5.15, notifying the Participant that the Treasury requires the temporary suspension from the Scheme of some or all of the exposed sensitive assets identified in such notice such that the Participant no longer benefits from the protections afforded by the Scheme in respect of those exposed sensitive assets until such time as the Participant is able to (and does) deliver to the Treasury the relevant sensitive jurisdiction information relating to the exposed sensitive assets in a manner which ensures that such delivery does not constitute any breach of Applicable Law in the relevant sensitive jurisdiction (a “sensitive asset suspension notice”).

5.16	If either:

(A)	the Participant has identified any exposed sensitive assets in a sensitive asset suspension notice delivered to the Treasury pursuant to Clause 5.14(ii); or

(B)	the Treasury has identified any exposed sensitive assets in a sensitive asset suspension notice delivered to the Participant pursuant to Clause 5.15.

and, in either case, the Participant is not able to deliver to the Treasury the relevant sensitive jurisdiction information relating to the exposed sensitive assets in a manner that ensures that such delivery does not constitute any breach of Applicable Law a Terminable Event shall arise pursuant to Conditions 31.4 and 31.5 upon expiry of the period specified in Condition 31.4(A)(ii) and the Treasury may, but shall not be obliged to, deliver an irrevocable written notice to the Participant referring to this Clause 5.16, notifying the Participant that the Treasury requires the withdrawal from the Scheme of some or all of the exposed sensitive assets identified in such notice (a “sensitive asset withdrawal notice”).

5.17
If the Treasury delivers a sensitive asset suspension notice to the Participant pursuant to Clause 5.15, or the Participant delivers a sensitive asset suspension notice to the Treasury pursuant to Clause 5.14(ii), then any such notice shall constitute a Partial Suspension Notice and the sensitive jurisdiction assets identified in any such notice shall constitute Partial Suspension Assets for the purposes of the Conditions.

5.18
If the Treasury delivers a sensitive asset withdrawal notice to the Participant pursuant to Clause 5.16 or the Participant delivers a sensitive asset withdrawal notice to the Treasury pursuant to Clause 5.14(i) then the exposed sensitive assets identified in any such notice shall cease permanently to be Covered Assets and the consequences of such cessation shall include those specified in Condition 4.43.

5.19
Without prejudice to the Treasury’s and the Participant’s rights pursuant to Clauses 5.14 to 5.18 (inclusive), the Treasury and the Participant each agree to consult with each other in good faith with a view to ensuring, and shall each use reasonable endeavours to identify a procedure or solution that does ensure, that sensitive jurisdiction information can be delivered to the Treasury:

(A)	in a manner which is compliant with Applicable Law in each relevant sensitive jurisdiction without application of the sensitive jurisdiction redaction process; or

(B)
in a manner which eliminates, or significantly mitigates, the risks to the Treasury, the Participant, the members of the Participant’s Group and the Representatives of each of the foregoing associated with the delivery of such sensitive jurisdiction information to the Treasury without application of the sensitive jurisdiction redaction process.

For the avoidance of doubt, this consultation: (i) may result in a procedure or solution which is to be applied on a case-by-case basis with respect to specific sensitive jurisdiction information; (ii) (with the agreement of the Treasury) may involve the utilisation of a FSMA Notice or a replacement s165 procedure to facilitate delivery of sensitive jurisdiction information; and (iii) shall be undertaken with a view to ensuring that any such procedure or solution is agreed prior to the delivery of any sensitive asset withdrawal notice pursuant to Clause 5.16 or 5.14(i).

5.20
Save as expressly provided in Clause 5.13, nothing in Clauses 5.13 to 5.19 (inclusive) shall relieve the Participant (or any member of the Participant’s Group) from any of its obligations under the Scheme Documents to deliver Information to the Treasury.

5.21
Nothing in Clauses 5.13 to 5.19 (inclusive) shall be construed so as to limit, affect or prejudice any right, power or remedy which the Treasury may have pursuant to the Scheme Documents or in law in respect of any breach by the Participant of any of its obligations under the Scheme Documents.

5.22	For the purposes of this Clause 5:

(A)	“sensitive jurisdiction” means the list of jurisdictions which is set out in the Sensitive Jurisdictions Side Letter;

(B)
an “agreed data delivery process” refers to the delivery of Information by the Participant (or a member of the Participant’s Group) to the Treasury pursuant to and in accordance with either: (i) a FSMA Notice; (ii) a replacement s165 procedure; or (iii) such other procedure or solution relating to the delivery of Information as may be agreed between the Treasury and the Participant pursuant to Clause 5.19; and

(C)
“Applicable Law” in Clauses 5.13 to 5.19 inclusive refers only to those aspects of Applicable Law the breach of which will or is likely to result in criminal sanctions or criminal liability in the relevant sensitive jurisdiction.

Reconciliation statements

5.23	Notwithstanding Condition 15.8 and 15.9:

(A)
the date under Condition 15.8 by which the Participant is obliged to deliver a Reconciliation Statement to the Treasury in respect of the first Post-Accession Data shall be 16th December 2009 and not 9th December 2009; and

(B)	the Participant shall state such Reconciliation Statement as at 30th September 2009,

and in this Clause 5.23, the “first Post-Accession Data” means the Post-Accession Data required to be delivered on 9th December 2009 and to be stated as at 30th September 2009.

6.	FEES, COSTS AND EXPENSES

6.1	Annual Fee

(A)
Subject to paragraph (D), the Participant shall pay to the Treasury, in respect of each Fee Period, a sum equal to the Fee Amount, which shall be paid (or deemed to be discharged) in accordance with this Clause 6.1 and Clauses 6.2, 6.3 and 6.4 (the “Annual Fee”).

(B)	Subject to Clauses 6.2, 6.3 and 6.4:

(i)	the Annual Fee payable in respect of the First Fee Period shall be due and payable on 31st December 2009 (subject to Condition 40.9, if such day is not a Business Day) (the “First Payment Date”);

(ii)	the Annual Fee payable in respect of the Second Fee Period shall be due and payable on the First Payment Date; and

(iii)	each other Annual Fee shall be due and payable on the first day of the relevant Fee Period (subject to Condition 40.9, if such day is not a Business Day),

(each referred to in this Agreement as a “Payment Date”).

(C)	Subject to Clauses 6.2(A)(iv) and 6.3(A)(iv), the amount of the Annual Fee due and payable on each Payment Date, in respect of the Fee Period to which such Payment Date relates, shall be as follows:

(i)	the amount of the Annual Fee payable in respect of the First Fee Period (the “First Annual Fee”) shall be £700 million (seven hundred million pounds);

(ii)	the amount of the Annual Fee payable in respect of the Second Fee Period (the “Second Annual Fee”) shall be £700 million (seven hundred million pounds);

(iii)	the amount of the Annual Fee payable in respect of the Third Fee Period shall be £700 million (seven hundred million pounds); and

(iv)	the amount of the Annual Fee payable in respect of each Fee Period subsequent to the Third Fee Period shall be £500 million (five hundred million pounds),

(in each case, the “Fee Amount”).

(D)	No Annual Fee shall be payable in respect of any period other than a Fee Period (but without prejudice to Clause 16).

(E)	The parties agree that the Annual Fee is the Fee referred to in Condition 9.1.

6.2	First Annual Fee - Form of payment

(A)	If, on or before the First Reference Date, the Participant serves on the Treasury a Payment Proposal Notice relating to the First Annual Fee, setting out the information prescribed in Schedule 8:

(i)	in any case where the amount set out in paragraph 2(a) of such Payment Proposal Notice is more than nil, such amount of the First Annual Fee shall be paid in cash on the First Payment Date;

(ii)	in any case where the amount set out in paragraph 2(b) of such Payment Proposal Notice is more than nil and the Dividend Access Share remains in issue on the First Payment Date:

(a)
the Participant and the Treasury shall, during the period between the receipt by the Treasury of such Payment Proposal Notice and the First B Shares Determination Date, discuss the proposal set out in paragraph 2(b) of such Payment Proposal Notice;

(b)
if and to the extent that the Participant and the Treasury agree on or before the First B Shares Determination Date that any amount of the First Annual Fee is to be payable in cash and that the Treasury is to apply the same amount in acquiring B Shares (such amount being referred to in this sub-Clause (A) as the “Agreed B Shares Amount” and, if the Participant and the Treasury do not so agree, the Agreed B Shares Amount shall be deemed to be nil) then, subject to Clause 6.5:

(1)	such amount of the First Annual Fee as is equal to the Agreed B Shares Amount shall be payable in cash (for the avoidance of doubt, on the First Payment Date);

(2)
on or before the First Payment Date, the Treasury shall apply a sum equal to the Agreed B Shares Amount in subscribing for further B Shares at a price of £0.50 per B Share (as such price may be adjusted in accordance with the B Share Terms); and

(3)
if, on or before the First Payment Date, the Initial Parent has assigned to the Participant its right to receive the sum described in Clause 6.2(A)(ii)(b)(2) and provided that such assignment is to the reasonable satisfaction of the Treasury, the Participant’s liability to pay the amount of the First Annual Fee referred to in Clause 6.2(A)(ii)(b)(1) and the Treasury’s liability to pay the sum described in Clause 6.2(A)(ii)(b)(2) shall be discharged by way of set-off;

(4)	the Initial Parent shall on the First Payment Date:

(A)	allot and issue the relevant B Shares to the Treasury;

(B)	procure that the Registrar enters the Treasury or its nominee in the register of members of the Initial Parent as the holder of the relevant B Shares; and

(C)	procure that the Registrar delivers a share certificate to the Treasury or its nominee in respect of the relevant B Shares; and

(c)
if and to the extent that the Agreed B Shares Amount is lower than the amount set out in paragraph 2(b) of such Payment Proposal Notice (such difference being referred to in this Clause 6.2(A)(ii)(c) as the “B Shares Shortfall Amount”), such amount of the First Annual Fee as is equal to the B Shares Shortfall Amount shall be paid in cash on the First Payment Date; and

(iii)
in any case where the amount set out in paragraph 2(b) of the Payment Proposal Notice is more than nil and the Dividend Access Share does not remain in issue on the First Payment Date, such amount of the First Annual Fee shall be paid in cash on the First Payment Date;

(iv)	in any case where the amount set out in paragraph 2(c) of such Payment Proposal Notice is more than nil:

(a)	to the extent of such amount, the First Annual Fee shall be due and payable on the date referred to in Clause 6.2(A)(iv)(c) and/or 6.2(A)(iv)(d) as the case may be (and not on the First Payment Date);

(b)	a “Tax Assets Notice” shall be deemed to have been served in respect of the First Payment Date for the purposes of the APS Fee Tax Assets Agreement;

(c)
if and to the extent that the APS Fee Tax Assets Agreement provides that the amount of the First Annual Fee is to be treated as discharged by an amount of tax relief foregone (such amount being referred to in this Clause 6.2(A)(iv) as the “Agreed Tax Assets Amount”), the First Annual Fee:

(1)	shall be due for payment on, and shall be treated as having been discharged in an amount equal to the Agreed Tax Assets Amount on, the date provided for in the APS Fee Tax Assets Agreement; and

(2)	shall not be payable in cash to the extent of the Agreed Tax Assets Amount;

(d)
if and to the extent that the Agreed Tax Assets Amount is lower than the amount set out in paragraph 2(c) of such Payment Proposal Notice (such difference being referred to in this Clause 6.2(A)(iv)(d) as the “Tax Assets Shortfall Amount”):

(1)
subject to Clauses 6.2(A)(iv)(d)(2) and 6.2(A)(iv)(d)(3) below, such amount of the First Annual Fee as is equal to the Tax Assets Shortfall Amount shall be paid in cash on the Adjusted First Payment Date;

(2)
the amount of the First Annual Fee which is payable in cash on the Adjusted First Payment Date (as described in Clause 6.2(A)(iv)(d)(1)) shall be increased by an amount equal to interest on the Tax Assets Shortfall Amount in respect of the period from (and including) the First Payment Date to (but excluding) the Adjusted First Payment Date at a rate equal to the Interest Rate; and

(3)
if and to the extent that the Participant and the Treasury agree on or before the Adjusted First Payment Date that the Treasury is to apply an amount (such amount being referred to in this Clause 6.2(A)(iv)(d)(3) as the “Fallback B Shares Amount”) representative of all or any part of the amount referred to in Clauses 6.2(A)(iv)(d)(1) and 6.2(A)(iv)(d)(2) above in acquiring further B Shares and provided that the Dividend Access Share remains in issue on the Adjusted First Payment Date then, subject to Clause 6.5:

(A)
on or before the Adjusted First Payment Date, the Treasury shall apply a sum equal to the Fallback B Shares Amount in subscribing for further B Shares at a price of £0.50 per B Share (as such price may be adjusted in accordance with the B Share Terms) (such amount being referred to in this Clause 6.2(A)(iv)(d)(3) as the “Fallback B Shares Subscription Amount”);

(B)	if, on or before the Adjusted First Payment Date, the Initial Parent has assigned to the Participant its right to receive the Fallback B Shares Subscription Amount and provided that such assignment is to the reasonable satisfaction of the Treasury, the Treasury’s liability to pay the Fallback B Shares Subscription Amount and, to the extent of the Fallback B Shares Amount, the Participant’s liability to pay the amount of the First Annual Fee referred to in Clause 6.2(A)(iv)(d)(1) above shall be discharged by way of set-off; and

(C)	the Initial Parent shall on the Adjusted First Payment Date:

(1)	allot and issue the relevant B Shares to the Treasury;

(2)	procure that the Registrar enters the Treasury or its nominees in the register of members of the Initial Parent as the holder of the relevant B Shares; and

(3)	procure that the Registrar delivers a share certificate to the Treasury or its nominee in respect of the relevant B Shares.

(B)	In any case where Clause 6.2(A) does not apply, the First Annual Fee shall be paid in cash.

6.3	Second Annual Fee - Form of payment

(A)	If, on or before the First Reference Date, the Participant serves on the Treasury a Payment Proposal Notice relating to the Second Annual Fee, setting out the information prescribed in Schedule 8:

(i)	in any case where the amount set out in paragraph 2(a) of such Payment Proposal Notice is more than nil, such amount of the Second Annual Fee shall be paid in cash on the First Payment Date;

(ii)	in any case where the amount set out in paragraph 2(b) of such Payment Proposal Notice is more than nil and the Dividend Access Share remains in issue on the First Payment Date:

(a)
the Participant and the Treasury shall, during the period between the receipt by the Treasury of such Payment Proposal Notice and the First B Shares Determination Date, discuss the proposal set out in paragraph 2(b) of such Payment Proposal Notice;

(b)	if and to the extent that the Participant and the Treasury agree on or before the First B Shares Determination Date that any amount of the Second Annual Fee is to be payable in cash and that the Treasury is to apply the same amount in acquiring B Shares (such amount being referred to in this sub-Clause (A) as the “Agreed B Shares Amount” and, if the Participant and the Treasury do not so agree, the Agreed B Shares Amount shall be deemed to be nil) then, subject to Clause 6.5:

(1)	such amount of the Second Annual Fee as is equal to the Agreed B Shares Amount shall be payable in cash on the First Payment Date;

(2)
on or before the First Payment Date, the Treasury shall apply a sum equal to the Agreed B Shares Amount in subscribing for further B Shares at a price of £0.50 per B Share (as such price may be adjusted in accordance with the B Share Terms);

(3)
if, on or before the First Payment Date, the Initial Parent has assigned to the Participant its right to receive the sum described in Clause 6.3(A)(ii)(b)(2) and provided that such assignment is to the reasonable satisfaction of the Treasury, the Participant’s liability to pay the amount of the Second Annual Fee referred to in Clause 6.3(A)(ii)(b)(1) and the Treasury’s liability to pay the sum described in Clause 6.3(A)(ii)(b)(2) shall be discharged by way of set-off;

(4)	the Initial Parent shall on the First Payment Date:

(A)	allot and issue the relevant B Shares to the Treasury;

(B)	procure that the Registrar enters the Treasury or its nominee in the register of members of the Initial Parent as the holder of the relevant B Shares; and

(C)	procure that the Registrar delivers a share certificate to the Treasury or its nominee in respect of the relevant B Shares; and

(c)
if and to the extent that the Agreed B Shares Amount is lower than the amount set out in paragraph 2(b) of such Payment Proposal Notice (such difference being referred to in this Clause 6.3(A)(ii)(c) as the “B Shares Shortfall Amount”), such amount of the Second Annual Fee as is equal to the B Shares Shortfall Amount shall be paid in cash on the First Payment Date; and

(iii)	in any case where the amount set out in paragraph 2(b) of the Payment Proposal Notice is more than nil and the Dividend Access Share does not remain in issue on the First Payment Date, such amount of the Second Annual Fee shall be paid in cash (on the First Payment Date);

(iv)	in any case where the amount set out in paragraph 2(c) of such Payment Proposal Notice is more than nil:

(a)
to the extent of such amount, the Second Annual Fee shall be due and payable on the date referred to in Clause 6.3(A)(iv)(c) and/or Clause 6.3(A)(iv)(d) as the case may be (and not on the First Payment Date);

(b)	a “Tax Assets Notice” shall be deemed to have been served in respect of the First Payment Date for the purposes of the APS Fee Tax Assets Agreement;

(c)
if and to the extent that the APS Fee Tax Assets Agreement provides that the amount of the Second Annual Fee is to be treated as discharged by an amount of tax relief foregone (such amount being referred to in this Clause 6.3(A)(iv) as the “Agreed Tax Assets Amount”), the Second Annual Fee:

(1)	shall be due for payment on, and shall be treated as having been discharged in an amount equal to the Agreed Tax Assets Amount on, the date provided for in the APS Fee Tax Assets Agreement; and

(2)	shall not be payable in cash to the extent of the Agreed Tax Assets Amount;

(d)
if and to the extent that the Agreed Tax Assets Amount is lower than the amount set out in paragraph 2(c) of such Payment Proposal Notice (such difference being referred to in this Clause 6.3(A)(iii)(d) as the “Tax Assets Shortfall Amount”):

(1)
subject to Clauses 6.3(A)(iv)(d)(2) and 6.3(A)(iv)(d)(3) below, such amount of the Second Annual Fee as is equal to the Tax Assets Shortfall Amount shall be paid in cash on the Adjusted First Payment Date;

(2)
the amount of the Second Annual Fee which is payable in cash on the Adjusted First Payment Date (as described in Clause 6.3(A)(iv)(d)(1)) shall be increased by an amount equal to interest on the Tax Assets Shortfall Amount in respect of the period from (and including) the First Payment Date to (but excluding) the Adjusted First Payment Date at a rate equal to the Interest Rate; and

(3)	if and to the extent that the Participant and the Treasury agree on or before the Adjusted First Payment Date that the Treasury is to apply an amount (such amount being referred to in this Clause 6.3(A)(iii)(d)(3) as the “Fallback B Shares Amount”) representative of all or any part of the amount referred to in Clauses 6.3(A)(iv)(d)(1) and 6.3(A)(iv)(d)(2) above in acquiring further B Shares and provided that the Dividend Access Share remains in issue on the Adjusted First Payment Date then, subject to Clause 6.5:

(A)
on or before the Adjusted First Payment Date, the Treasury shall apply a sum equal to the Fallback B Shares Amount in subscribing for further B Shares at a price of £0.50 per B Share (as such price may be adjusted in accordance with the B Share Terms) (such amount being referred to in this Clause 6.3(A)(iv)(d)(3) as the “Fallback B Shares Subscription Amount”);

(B)
if, on or before the Adjusted First Payment Date, the Initial Parent has assigned to the Participant its right to receive the Fallback B Shares Subscription Amount and provided that such assignment is to the reasonable satisfaction of the Treasury, the Treasury’s liability to pay the Fallback B Shares Subscription Amount and, to the extent of the Fallback B Shares Amount, the Participant’s liability to pay the amount of the Second Annual Fee referred to in Clause 6.3(A)(iv)(d)(1) above shall be discharged by way of set-off; and

(C)	the Initial Parent shall on the First Payment Date:

(1)	allot and issue the relevant B Shares to the Treasury;

(2)	procure that the Registrar enters the Treasury or its nominees in the register of members of the Initial Parent as the holder of the relevant B Shares; and

(3)	procure that the Registrar delivers a share certificate to the Treasury or its nominee in respect of the relevant B Shares.

(B)	In any case where Clause 6.3(A) does not apply, the Second Annual Fee shall be paid in cash.

6.4	Other Annual Fees - Form of payment

(A)
If, on or before the Reference Date relating to any Payment Date other than the First Payment Date (referred to in this sub-Clause (A) as the “Relevant Payment Date”), the Participant serves on the Treasury a Payment Proposal Notice relating to the Annual Fee payable on the Relevant Payment Date (referred to in this sub-Clause (A) as the “Relevant Annual Fee”), setting out the information prescribed in Schedule 8:

(i)	in any case where the amount set out in paragraph 2(a) of such Payment Proposal Notice is more than nil, such amount of the Relevant Annual Fee shall be paid in cash on the Relevant Payment Date;

(ii)	in any case where the amount set out in paragraph 2(b) of such Payment Proposal Notice is more than nil and the Dividend Access Share remains in issue on the Relevant Payment Date:

(a)
the Participant and the Treasury shall, during the period between the receipt by the Treasury of such Payment Proposal Notice and the relevant B Shares Determination Date, discuss the proposal set out in paragraph 2(b) of such Payment Proposal Notice;

(b)
if and to the extent that the Participant and the Treasury agree on or before the relevant B Shares Determination Date that any amount of the Relevant Annual Fee is to be payable in cash and that the Treasury is to apply the same amount in acquiring further B Shares (such amount being referred to in this sub-Clause (A) as the “Agreed B Shares Amount” and, if the Participant and the Treasury do not so agree, the Agreed B Shares Amount shall be deemed to be nil) then, subject to Clause 6.5:

(1)	such amount of the Relevant Annual Fee as is equal to the Agreed B Shares Amount shall be payable in cash on the Relevant Payment Date;

(2)
on or before the Relevant Payment Date, the Treasury shall apply a sum equal to the Agreed B Shares Amount in subscribing for further B Shares at a price of £0.50 per B Share (as such price may be adjusted in accordance with the B Share Terms);

(3)
if, on or before the Relevant Payment Date, the Initial Parent has assigned to the Participant its right to receive the sum described in Clause 6.4(A)(ii)(b)(2) and provided that such assignment is to the reasonable satisfaction of the Treasury, the Participant’s liability to pay the amount of the Relevant Annual Fee referred to in Clause 6.4(A)(ii)(b) (1) and the Treasury’s liability to pay the sum described in Clause 6.4(A)(ii)(b) (2) shall be discharged by way of set off; and

(4)	the Initial Parent shall on the Relevant Payment Date:

(A)	allot and issue the relevant B Shares to the Treasury;

(B)	procure that the Registrar enters the Treasury or its nominee in the register of members of the Initial Parent as the holder of the relevant B Shares; and

(C)	procure that the Registrar delivers a share certificate to the Treasury or its nominee in respect of the relevant B Shares; and

(c)
if and to the extent that the Agreed B Shares Amount is lower than the amount set out in paragraph 2(b) of such Payment Proposal Notice (such difference being referred to in this Clause 6.4(A)(ii)(c) as the “B Shares Shortfall Amount”), such amount of the Relevant Annual Fee as is equal to the B Shares Shortfall Amount shall be paid in cash on the Relevant Payment Date; and

(iii)
in any case where the amount set out in paragraph 2(b) of the Payment Proposal Notice is more than nil and the Dividend Access Share does not remain in issue on the Relevant Payment Date, such amount of the Relevant Annual Fee shall be paid in cash (on the Relevant Payment Date);

(iv)	in any case where the amount set out in paragraph 2(c) of such Payment Proposal Notice is more than nil:

(a)	to the extent of such amount, the Relevant Annual Fee shall be due and payable on the date referred to in Clause 6.4(A)(iv)(c) and/or Clause 6.4(A)(iv)(d) as the case may be;

(b)	a “Tax Assets Notice” shall be deemed to have been served in respect of the Relevant Payment Date for the purposes of the APS Fee Tax Assets Agreement;

(c)
if and to the extent that the APS Fee Tax Assets Agreement provides that the amount of the Relevant Annual Fee is to be treated as discharged by an amount of tax relief foregone (such amount being referred to in this Clause 6.4(A)(iv) as the “Agreed Tax Assets Amount”), the Relevant Annual Fee:

(1)	shall be due for payment on, and shall be treated as having been discharged in an amount equal to the

Agreed Tax Assets Amount on, the date provided for in the APS Fee Tax Assets Agreement; and

(2)	shall not be payable in cash to the extent of the Agreed Tax Assets Amount;

(d)
if and to the extent that the Agreed Tax Assets Amount is lower than the amount set out in paragraph 2(c) of such Payment Proposal Notice (such difference being referred to in this sub-Clause (A)(iii)(d) as the “Tax Assets Shortfall Amount”):

(1)	subject to Clause 6.4(A)(iv)(d)(2) below, such amount of the Relevant Annual Fee as is equal to the Tax Assets Shortfall Amount shall be paid in cash on the Relevant Payment Date;

(2)
if and to the extent that the Participant and the Treasury agree on or before the Relevant Payment Date that the Treasury is to apply an amount (such amount being referred to in this Clause 6.4(A)(iv)(d)(2) as the “Fallback B Shares Amount”) representative of all or any part of the amount referred to in Clause 6.4(A)(iv)(d)(1) above in acquiring further B Shares and provided that the Dividend Access Share remains in issue on the Relevant Payment Date then, subject to Clause 6.5:

(A)
on or before the Relevant Payment Date, the Treasury shall apply a sum equal to the Fallback B Shares Amount in subscribing for further B Shares at a price of £0.50 per B Share (as such price may be adjusted in accordance with the B Share Terms) (such amount being referred to in this Clause 6.4(A)(iv)(d) as the “Fallback B Shares Subscription Amount”);

(B)
if, on or before the Relevant Payment Date, the Initial Parent has assigned to the Participant its right to receive the Fallback B Shares Subscription Amount and provided that such assignment is to the reasonable satisfaction of the Treasury, the Treasury’s liability to pay the Fallback B Shares Subscription Amount and, to the extent of the Fallback B Shares Amount, the Participant’s liability to pay the amount of the  Relevant Annual Fee referred to in Clause 6.4(A)(iv)(c)(1) above shall be discharged by way of set-off; and

(C)	the Initial Parent shall on the Relevant Payment Date:

(1)	allot and issue the relevant B Shares to the Treasury;

(2)	procure that the Registrar enters the Treasury or its nominees in the register of members of the Initial Parent as the holder of the relevant B Shares; and

(3)	procure that the Registrar delivers a share certificate to the Treasury or its nominee in respect of the relevant B Shares.

(B)	In any case where Clause 6.4(A) does not apply, each Annual Fee payable on any Payment Date other than the First Payment Date shall be paid in cash.

6.5	Alternative settlement arrangements

The Treasury and the Participant may agree that any acquisition of B Shares by the Treasury pursuant to the operation of clause 6.2, 6.3 or 6.4 is to be implemented by means of a cashbox structure, in which case the provisions of clauses 6.2(A)(ii)(b)(4), 6.2(A)(iv)(d)(3), 6.3(A)(ii)(b)(4), 6.3(A)(iv)(d)(3), 6.4(A)(ii)(b)(4) and 6.4(A)(iv)(d)(2) shall be substituted by such other settlement arrangements as the Treasury and the Participant may agree (such agreement to be subject to any agreement as to any indemnities or warranties that the Treasury may require arising out of or in connection with any proposed cashbox structure).

6.6	Discretion

The Treasury may exercise its absolute discretion in relation to any consent or agreement which this Clause 6 contemplates may be given or made by it and, without limitation of the foregoing, shall be under no obligation to consent or agree to any method of payment set out in a Payment Proposal Notice.  If the Treasury exercises any such discretion in any particular way upon any application of any provision of this Clause 6 and notifies the Participant of such exercise of such discretion, such exercise of such discretion shall be irrevocable unless the Treasury and the Participant agree otherwise and, if any such agreement is made, such agreement shall be irrevocable unless the Treasury and the Participant agree otherwise.

6.7	Continuing obligations

The Participant’s obligations pursuant to this Clause 6 in respect of any Annual Fee which has become due for payment on or before the End Date shall not, unless the parties otherwise agree, be affected by the termination of the Participant’s participation in the Scheme and, without limitation of the foregoing, the Treasury shall not be obliged to repay all or any part of such Annual Fee notwithstanding such termination.

6.8	Payments in cash

If and to the extent that any Annual Fee is to be paid in cash pursuant to this Clause 6, such payment shall be made:

(A)	in immediately available and transferable funds;

(B)	in sterling (unless the Treasury and the Participant agree otherwise); and

(C)	to the HM Treasury Payment Account (unless otherwise directed by Treasury).

6.9	Establishment and Accession Costs

(A)
Subject to Clause 6.9(B), the Participant shall, in accordance with Condition 9.9, pay (or procure that a member of its Group shall pay) £45,000,000 (forty five million pounds), being the Treasury’s current estimate in respect of Establishment and Accession Costs (the “Estimated Costs”), within 5 Business Days of the Signing Date.

(B)
Where the Treasury’s actual Establishment and Accession Costs to 31st December 2009 are lower than the Estimated Costs set out in Clause 6.9(A) (such difference being the “Costs Shortfall”), such amount of the Estimated Costs as is equal to the Costs Shortfall shall be payable by the Treasury.  In respect of such Costs Shortfall, the Treasury may elect (in its absolute discretion) either to:

(i)	pay the amount of the Costs Shortfall to the Participant; or

(ii)	hold the amount of the Costs Shortfall on account and apply such Costs Shortfall amount by way of set-off against other amounts payable by the Participant under Condition 9.

6.10	Capital optimisation

The Participant or the Initial Parent (as the case may be) shall pay to the Treasury all costs and expenses as defined in Condition 9.2 incurred by the Treasury, the Treasury Solicitor, UK Financial Investments Limited and the Asset Protection Agency in connection with or incidental to any capital optimisation programme proposed by the Participant or the Initial Parent (whether or not implemented, pursuant to the terms of the Capital Optimisation Side Letter).  Such costs and expenses shall constitute Management and Administration Costs.

6.11	Adviser Engagement Principles

For the purposes of Condition 9.5, the calculation of the adviser fees of £2,500,000 shall be made on the basis of services provided directly in connection with:

(A)	the Scheme;

(B)
any capital optimisation programme undertaken by the Initial Parent or any other member of the Participant’s Group in connection with the Scheme or in relation to the matters referred to in paragraph (C) below;

(C)	the Acquisition, the Contingent Capital Commitment and the Cashbox Documents and all arrangements relating thereto; and

(D)	the matters referred to in Clauses 7.3(G), 8.2, 8.3, 8.7, 8.9, 8.12, 8.13 and 8.15 of the Acquisition and Contingent Capital Agreement.

7.	ADDITIONAL COVERED ENTITIES

7.1	Subject to Clauses 7.2 and 7.3, “Additional Covered Entities” means, at any time, each Undertaking which satisfies both of the following requirements:

(A)	it is ABN Amro Holdings or a wholly-owned Subsidiary of ABN Amro Holdings at that time; and

(B)	it is a member of the Participant’s Group at that time.

7.2	There shall cease to be any Additional Covered Entities if:

(A)	the Initial Parent ceases to hold a beneficial interest (directly or indirectly) in at least 38.2780 per cent. of the issued ordinary share capital of ABN Amro Holdings; or

(B)
the Initial Parent makes or permits any modification to the Consortium and Shareholders’ Agreement entered into on 28th May 2007 in respect of RFS Holdings B.V. (as amended on 17th September 2007, 26th August 2008 and 24th December 2008) which would materially reduce the Initial Parent's rights as at the Accession Date in respect of the governance of RFS Holdings B.V. (and indirectly its rights in respect of the governance of ABN Amro Holdings).

7.3	The Additional Covered Entities shall, for the purposes of the Conditions, be Covered Entities only with respect to Covered Assets which satisfy both of the following requirements:

(A)	they were Economically Owned by an Additional Covered Entity as at 31st December 2008; and

(B)	they have not at any time after that date been Economically Owned by a Covered Entity that is not an Additional Covered Entity.

8.	RESTRICTED SECURITISATIONS, RESTRICTED CONDUITS AND CP FUNDING AGREEMENTS AND DERIVATIVES

8.1	The Participant hereby confirms that notwithstanding the Initial Data and save for any Agreed Withdrawal Asset:

(A)	for the purposes of Conditions 4.21(C)(iii)(b) and 13.5, there are no Restricted Conduits falling within Condition 4.24(i); and

(B)	for the purposes of Conditions 4.21(D) and 13.5, there are no CP Funding Agreements.

8.2
The parties hereby confirm that the table entitled “Initial Data on Restricted Arrangements (which includes Restricted Securitisations only)” and provided together with the other Initial Data by the Participant to the Treasury pursuant to and in accordance with Clause 5.1 is designated as Initial Data (including for the purposes of Condition 4.23).

8.3
The Restricted Securitisations set out in the table referred to in Clause 8.2 and which were entered into after 31st December 2008 are approved as “Restricted Securitisations” by the Treasury in accordance with Condition 4.23(ii).

8.4	Identification of a transaction as a Restricted Securitisation pursuant to Clause 8.2 shall not be taken as:

(A)	evidence that such transaction satisfies the criteria set out in the Conditions for a Permitted Securitisation or Restricted Securitisation;

(B)	the Treasury’s acceptance or agreement that any of the factual Information in respect of Restricted Securitisations and delivered in accordance with Clause 5.1 is correct; or

(C)	the Treasury’s agreement to waive any breach of the Scheme Documents.

8.5	The Treasury and the Participant agree that they shall negotiate in good faith in respect of the treatment of the following, for the purposes of the Conditions, as soon as reasonably practicable:

(A)
whether certain assets and exposures within the “Derivative” Covered Asset Class may be covered by the Scheme, notwithstanding that those assets and exposures do not, as at the Signing Date, qualify as “Derivative Agreements” for the purposes of the Conditions;

(B)
whether certain assets and exposures comprising variable funding note transactions may be covered by the Scheme, notwithstanding that those assets and exposures were not Economically Owned by a Covered Entity from and including 31st December 2008 and, if included in the Scheme, whether the funding obligations of the relevant Covered Entity in respect of one of those variable funding note transactions may be deemed to be a binding commitment to lend, notwithstanding anything to the contrary in the terms and conditions of that variable funding note transaction;

(C)
the treatment of novations of transactions governed by or comprising Derivative Agreements which are Covered Assets within the “Derivative” Covered Asset Class, in each case, where the novation was or is entered into after 31st

December 2008 and between the relevant Obligor, one Covered Entity and another Covered Entity;

(D)
where a Covered Asset comprising a Derivative Agreement within the “Derivative” Covered Asset Class includes an instrument which is a financial guarantee insurance policy (however described), the ability of the relevant Covered Entity (without adversely affecting the rights of the Covered Entity under the Scheme in respect of that Covered Asset) to assign or transfer, or to allow the insurer to become subrogated to its rights under the Derivative Agreement or to appoint the insurer as its agent and legal representative in any proceedings against the relevant Obligor in connection with the Derivative Agreement, in each case, to the extent required by the terms and conditions of such instrument in order to obtain payment from the insurer under it;

(E)	the operational treatment of Overdrafts generally and the application of the Conditions in respect of such Overdrafts; and

(F)	the manner and the extent to which the Data Field Rules for the Post-Accession Data Fields should be applied where the relevant Covered Asset is a Triggered Asset.

8.6	The Participant agrees that it shall provide to the Treasury such Information as is required by the Treasury in connection with or relating to Clause 8.5.

9.	PROHIBITED CONDUCT

9.1	For the purpose of this Clause 9 only:

(A)	the conduct described in Condition 12.2(A) shall be defined as a “Release Transaction”;

(B)	the conduct described in Condition 12.2(B) shall be defined as a “Return of Value Transaction”; and

(C)	the conduct described in Condition 12.2(C) shall be defined as a “Disposal Transaction”.

9.2
For the purpose of Condition 12.4 and by way of stipulating the threshold above which Treasury approval is required under the Conduct Approvals Hierarchy (and for this purpose, this sub-Clause shall be deemed to be part of the Conduct Approvals Hierarchy as set out as such in the Asset Management Framework), Treasury approval shall be required in relation to Condition 12.2(A) if:

(A)	as at 31st December 2008, the Covered Amount in respect of the relevant Covered Asset the subject of the Release Transaction exceeded ***; or

______________

*** Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

(B)	as at the date of the proposed Release Transaction, the Outstanding Amount in respect of the relevant Covered Asset the subject of the Release Transaction exceeded ***.

9.3
For the purpose of Condition 12.4 and by way of stipulating the threshold above which Treasury approval is required under the Conduct Approvals Hierarchy (and for this purpose, this sub-Clause shall be deemed to be part of the Conduct Approvals Hierarchy as set out as such in the Asset Management Framework), Treasury approval shall be required in relation to Condition 12.2(B) if:

(A)	as at 31st December 2008, the Covered Amount in respect of the relevant Covered Asset the subject of the Return of Value Transaction exceeded ***; or

(B)	as at the date of the proposed Return of Value Transaction, the Outstanding Amount in respect of the relevant Covered Asset the subject of the Return of Value Transaction exceeded ***.

9.4
For the purpose of Condition 12.4 and by way of stipulating the threshold above which Treasury approval is required under the Conduct Approvals Hierarchy (and for this purpose, this sub-Clause shall be deemed to be part of the Conduct Approvals Hierarchy as set out as such in the Asset Management Framework), Treasury approval shall be required in relation to Condition 12.2(C) if:

(A)	as at 31st December 2008, the Covered Amount of the Triggered Asset the subject of the Disposal Transaction exceeded ***; or

(B)	as at the date of the proposed Disposal Transaction, the Outstanding Amount of the Triggered Asset the subject of the Disposal Transaction exceeded ***.

9.5	For the purpose of determining whether the threshold of *** (the “Threshold”) has been exceeded in Clause 9.2, 9.3 or 9.4, any of the following shall be treated as a single transaction:

(A)	a number of separate transactions if those transactions, when taken together, form part of the same transaction; or

(B)	a series of independent but related transactions to or with a person (the “Beneficiary”) or persons connected to or with the Beneficiary which, when taken together, form part of the same transaction.

9.6
For the purpose of Condition 12.4 (but without prejudice to paragraphs (i) to (iii) (inclusive) of Condition 12.2 or paragraph (ii) Condition 12.4) and by way of stipulating the threshold above which Treasury approval is required under the Conduct Approvals Hierarchy (and for this purpose, this sub-Clause shall be deemed to be part of the Conduct Approvals Hierarchy as set out as such in the Asset Management Framework),

______________

*** Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

Treasury approval shall be required for any amendment, replacement or termination of any Closely Related Hedge set out in Condition 12.2(D).

9.7
For the purpose of Condition 12.4 and by way of stipulation of the Conduct Approvals Hierarchy, the Treasury may (at its discretion, from time to time and by notice in writing to the Participant) stipulate persons or bodies specified in Condition 12.4 whose approval or consent is required to be obtained in relation to conduct above the Threshold that would, but for such approval or consent, be Prohibited Conduct, and any such stipulation may be limited to specific Covered Asset Classes and specific time periods as may be determined by the Treasury (and any such notice in writing shall be deemed to be part of the Conduct Approvals Hierarchy and set out as such in the Asset Management Framework).

9.8
For the purpose of applying the Thresholds in Clauses 9.2, 9.3 and 9.4, where a Covered Amount or an Outstanding Amount is denominated in any Other Currency, the amount shall on the day the relevant event occurs under Condition 12.2, be: (i) in respect of relevant events affecting Triggered Assets, the Covered Amount or Outstanding Amount in sterling as indicated in relation to that Covered Asset in the then most recent Quarterly Statement Data or (ii) in respect of relevant events affecting Covered Assets which are not Triggered Assets, converted to sterling, the relevant exchange rate being the market rate as reasonably determined by the Participant based on its ordinary course business and banking policies, practices and procedures consistently applied.

10.	BLIND ASSETS

Where:

(A)
the Management and Administration of any Covered Asset which was designated in the Initial Data as belonging to the “Loans” Covered Asset Class has, between 31st December 2008 and the Signing Date, been transferred to a business unit in the Participant’s Group which Manages and Administers Covered Assets in the “Consumer Finance” Covered Asset Class as Blind Pool Assets; or

(B)	any Covered Asset:

(i)	has a Covered Amount as specified in the Initial Data equal to or less than *** (or its equivalent);

(ii)	is designated in the Initial Data as belonging to the “Lease Finance” or “Loans” Covered Asset Class; and

(iii)	has been Managed and Administered by the Participant’s Lombard Division at all times since 31st December 2008,

______________

*** Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

any such Covered Asset will be treated as a Blind Pool Asset pursuant to Condition 10.18(A)(c).

11.	PARTIAL DISPOSALS

If:

(A)	part (the “Disposed Part”) of a Covered Asset (other than a Compliant Triggered Asset) ceased to satisfy any of the Asset Eligibility Criteria;

(B)	such cessation resulted from the sale, transfer or other disposal (the “Partial Disposal”) of the Disposed Part;

(C)	the date of such cessation (the “Disposal Date”) was before 31st October 2009; and

(D)	the Disposed Part was not a Vertical Slice,

then:

(i)
unless and to the extent the Treasury in its sole discretion determines otherwise, the Disposed Part shall have ceased permanently to form part of that Covered Asset with effect from (and including) the Disposal Date;

(ii)
where the Disposed Part ceased to form part of that Covered Asset pursuant to sub-paragraph (i) above, the “Covered Amount Cap” of that Covered Asset shall, on any day from (but excluding) the Disposal Date, mean the lesser of the Original Covered Amount Cap and the Amended Covered Amount Cap, in each case on that day, where:

(a)	“Original Covered Amount Cap” means the Covered Amount Cap as stated in Condition 6.7, but after giving effect to sub-paragraph (i) above; and

(b)	“Amended Covered Amount Cap” means the Covered Amount Cap as stated in Condition 6.7, but after giving effect to sub-paragraph (i) above and as if:

(1)
all references in Condition 6.8 (however expressed) to the terms of that Covered Asset in effect on 31st December 2008 were to the terms of that Covered Asset (excluding, for the avoidance of doubt, the Disposed Part) in effect on the Disposal Date;

(2)
all references in Conditions 6.7 and 6.8 (however expressed) to the Covered Amount of that Covered Asset on 31st December 2008 were to an amount equal to the lesser of (x) the Covered Amount of that Covered Asset on the Disposal Date and (y) the sum of the Original Maximum Exposure with respect to that Covered Asset on the Disposal Date and (if that Covered Asset includes an Overdraft) the Advised Amount with respect to that Overdraft;

(3)	all other references in Conditions 6.7 and 6.8 to 31st December 2008 were to the Disposal Date; and

(4)	references in sub-paragraph (2) above to the Original Maximum Exposure and the Advised Amount were references to such terms after giving effect to sub-paragraphs (1) and (3) above;

(iii)	the proviso to Condition 4.15 shall not apply to the Partial Disposal; and

(iv)
for the purpose of determining whether that Covered Asset satisfies the Asset Eligibility Criteria on the basis set out in Condition 4.30, the Disposed Part shall be treated as not forming part of that Covered Asset.

This Clause 11 shall not apply to any Covered Asset within the “Derivative” Covered Asset Class.

12.	TRIGGERS

12.1
For the purpose of Condition 5.16(B), a Covered Asset shall be deemed to have been “recorded as charged off” if a Covered Asset has been written off in the accounts of the relevant Covered Entity (and the account or accounts relating to that Covered Asset has or have been closed by that Covered Entity) in accordance with its ordinary business practices from time to time, consistently applied, provided that the basis on which that Covered Entity and the Participant’s Group treat assets and exposures which form part of Covered Assets does not differ from the basis on which that Covered Entity and the Participant’s Group treat equivalent assets and exposures of that Covered Entity and the Participant’s Group which do not form part of Covered Assets.

12.2	For the purposes of Conditions 5.21 and 5.22 but subject to Condition 5.23:

(A)	each Covered Asset which:

(i)	has a Covered Amount of over £10,000,000 (or its equivalent);

(ii)	falls within the “Consumer Finance” Covered Asset Class; and

(iii)	has been Managed and Administered as a Blind Pool Asset at all times since 31st December 2008;

(B)	each Covered Asset which:

(i)	has a Covered Amount of over £1,000,000 (or its equivalent);

(ii)	falls within the “Consumer Finance” Covered Asset Class; and

(iii)	does not fall within paragraph (A)(iii) above; and

(C)	each Covered Asset which:

(i)	has a Covered Amount of over £1,000,000 (or its equivalent); and

(ii)	does not fall within the “Consumer Finance” Covered Asset Class,

will be deemed to be individually significant for the purpose of applying  the individual asset level impairment requirements of Static IFRS.  For the avoidance of doubt this means that the Participant or the relevant other member of the Participant’s Group shall perform periodic individual asset level impairment assessments and calculations in respect of each Covered Asset falling within paragraphs (A), (B) or (C) above.  Each Covered Asset which does not fall within paragraphs (A), (B) or (C) above shall be deemed not to be individually significant for the purposes of applying  the individual asset level impairment requirements of Static IFRS.

13.	IDENTIFIED ASSETS

If and to the extent that an Identified Asset comprises or includes a Covered Liability and was not included in the audited consolidated balance sheet of the Participant’s Group as at 31st December 2008, it shall nevertheless be deemed for the purpose of Condition 4.11 that it was included in such audited consolidated balance sheet if (in accordance with Static IFRS) it would have been included in the aggregation and preparation of the financial statements of which such audited consolidated balance sheet formed part and those financial statements would have included a note which would have specified that liabilities including such Covered Liability were actual or contingent liabilities of the Participant’s Group to pay money, had such financial statements been prepared without error.

14.	SCHEME HEAD

14.1
Subject to Clause 14.2, the requirement under Condition 22.4 that the Scheme Head shall, subject to Applicable Law, devote all of his or her working time to the performance of his or her functions pursuant to the Scheme Documents shall be subject to the exception that the Scheme Head may devote his or her working time to projects other than the Scheme (“Other Projects”) so long as:

(A)	the performance of his or her functions pursuant to such Other Projects do not conflict with, or cause the Scheme Head to be in conflict with, the performance of his or her functions; and

(B)	the Scheme Head devotes sufficient time (and in any event not less than 40 working hours a week) to the performance of the Scheme Head’s functions,

pursuant to the Scheme Documents to ensure compliance with the Scheme Documents.

14.2	Where the Scheme Head wishes to undertake or engage in Other Projects, before doing so, he or she must first seek the prior approval of the Treasury (acting reasonably).

15.	REMEDIES AND DISPUTES

Specified Obligations

15.1
Each of the obligations listed in the first column of the table in Schedule 4 shall be a Specified Obligation.  The second column of such table states whether or not the breach of such a Specified Obligation is capable of being remedied for the purpose of Condition 31.

Step-In Rights

15.2	For the purpose of Condition 32.3(A)(i), the Step-In Threshold Amount is 125 per cent. of the First Loss Amount.

15.3	For the purpose of Condition 32.3(A)(ii):

(A)
the Step-In Threshold Amount for any particular Covered Asset Class listed in the first column of the table in Schedule 5 shall be as set out in the second column of that table next to that Covered Asset Class; and

(B)
the Step-In Threshold Amount for any group of Covered Asset Classes shall be the aggregate of the Step-In Threshold Amounts set out in the second column of the table in Schedule 5 next to the Covered Asset Classes comprising that group.

15.4
Notwithstanding the Step-In Trigger in Condition 32.3(A), the Treasury may only, prior to the second Anniversary of the Accession Date, exercise its Step-In Rights pursuant to such Step-In Trigger in respect of a Covered Asset which is an Impaired Asset or a Triggered Asset.

15.5
The Treasury may, by notice to the Participant (the “Appointment Notice”), require the appointment of one or more persons (each a “SOC Special Adviser”) to carry out all or any of the Oversight Functions in relation to:

(A)	any Impaired Assets and/or Triggered Assets (together “Non-Performing Assets”); and/or

(B)
any of the Covered Assets in the “Derivatives” Covered Asset Class which are managed and administered by the “Strategic Asset Unit” of the Participant as at 31st December 2008 and in respect of which the Covered Amount is (as at the date of the Appointment Notice) £25,000,000 (twenty five million pounds) or more (or the Sterling Equivalent); and/or

(C)
any of the Covered Assets in the “Leveraged Finance”, “Commercial Real Estate” or “Structured Finance” Covered Asset Classes in respect of which the Covered Amount is (as at the date of the Appointment Notice) £25,000,000 (twenty five million pounds) or more (or the Sterling Equivalent).

For the purposes of determining the Sterling Equivalent of any amount pursuant to this Clause 15.5, the Fixing Reference Date shall be deemed to be the date which is three Business Days before the date of the Appointment Notice.

15.6	The following provisions shall apply to the appointment of each SOC Special Adviser:

(A)
the SOC Special Adviser shall be appointed no later than the date specified in the Appointment Notice (which shall be no earlier than the date falling 10 Business Days following the date on which the Appointment Notice is given);

(B)	the SOC Special Adviser shall be:

(i)	a person identified by the Participant and approved by the Treasury; or

(ii)
if none of the persons identified by the Participant has been approved by the Treasury (or no person has been identified by the Participant) within 10 Business Days following the date on which the Appointment Notice is given, a person identified by the Treasury;

(C)	the Participant shall not terminate, or vary the terms of, the appointment of any SOC Special Adviser unless:

(i)	the Treasury has required or consented to such termination or variation by notice to the Participant;

(ii)	the Treasury has notified the Participant that the performance of the relevant Oversight Functions by the SOC Special Adviser may cease; or

(iii)
the Treasury has notified the Participant that it requires such termination and the appointment of an alternative SOC Special Adviser (in which case this Clause 15.6 shall apply mutatis mutandis to the appointment of the alternative SOC Special Adviser, such appointment to take effect at the same time as the termination of the appointment of the incumbent SOC Special Adviser); and

(D)
Conditions 32.4, 32.5, 32.9 and 32.12 to 32.15 (inclusive) and Conditions 32.18, 32.20, 32.27, 32.28 and 32.29 shall apply mutatis mutandis to the appointment of the SOC Special Adviser and the performance of any Oversight Functions by the SOC Special Adviser.

15.7
In identifying any proposed Step-In Manager in relation to any Step-In Assets pursuant to Condition 32.8(A) or determining the members of any panel notified to the Participant pursuant to Condition 32.8(B), the Treasury shall exclude any person who has previously been appointed as a SOC Special Adviser pursuant to this Clause 15 in relation to any such Step-In Assets.

15.8	If the Treasury exercises its rights to require the appointment of a SOC Special Adviser in respect of any Non-Performing Assets pursuant to Clause 15.5(A):

(A)
the occurrence of any Step-In Trigger described in Condition 32.3(A) shall not give rise to any right of the Treasury to require the Participant to appoint or procure the appointment of a Step-In Manager to carry out any Direct Management Functions in respect of such Non-Performing Assets within six months of the appointment of that SOC Special Adviser (the “Advisory Period”); and

(B)	at the expiry of the Advisory Period, a Step-In Trigger shall be deemed to have occurred and the relevant Step-In Assets shall be all or any of such Non-Performing Assets (at the Treasury’s election).

Disputes

15.9	The individuals comprising the Arbitration Panel as at the Signing Date are listed in Schedule 6.

16.	TERMINATION

16.1	Any notice served pursuant to Condition 4.38 shall be in the form set out in Schedule 9 (and any notice so served is referred to in this Agreement as a “Termination Proposal Notice”).

16.2
Where the Participant requests termination of its participation in the Scheme pursuant to Condition 4.38 and in accordance with Clause 16.1, the conditions to termination pursuant to Condition 4.38 are that:

(A)
on or before the Proposed Termination Date, the FSA has confirmed in writing to the Treasury that it has no objection to termination of the Participant’s participation in the Scheme on the Proposed Termination Date (having regard to the payments referred to in sub-Clauses (B) and (C) below, if applicable);

(B)	one of the following conditions is satisfied:

(i)	the balance of the Treasury Account is zero on the Proposed Termination Date;

(ii)
the balance of the Treasury Account is not zero on the Proposed Termination Date and on or before the Proposed Termination Date the Participant shall have settled the Treasury Account by paying to the Treasury an amount equal to such balance;

(iii)	the Participant has paid such amount and / or satisfied such other obligations as the Treasury and the Participant may have agreed; and

(C)	the Participant must pay to the Treasury the fee described in Clause 16.3 (the “Exit Fee”) on or before the Proposed Termination Date.

16.3	The amount of the Exit Fee shall be the greater of:

(A)	£2.5 billion less the aggregate instalments (if any) of the Annual Fee which fell due for payment prior to the date of termination; and

(B)
the amount which is equal to 10 per cent. of the sum of the weighted average RCR (calculated on the final day of each month) for each full calendar year (or part thereof) in the period from and including 1st January 2009 to and including the date on which the Participant’s participation in the Scheme terminates less the aggregate instalments (if any) of the Annual Fee which fell due for payment prior to the date of termination, where:

“Actual Capital” means the consolidated Pillar 1 capital resources requirement in respect of the Covered Assets calculated in accordance with applicable GENPRU and BIPRU requirements and the Participant Group’s internal model approved by the FSA from time to time;

“PF Capital” means the consolidated Pillar 1 capital resources requirement in respect of the Covered Assets calculated on a pro forma assumptive basis, in accordance with applicable GENPRU and BIPRU requirements and the Participant Group’s internal model approved by the FSA from time to time, as if (and only as if) the Covered Assets had not been covered by Scheme;

“RCR” means, on any day, the greater of:

(A)        zero; and

(B)        the excess of PF Capital over Actual Capital.

16.4	In any case where the amount set out in paragraph 3(b) of the Termination Proposal Notice is more than nil:

(A)	a “Tax Assets Notice” shall be deemed to have been served for the purposes of the Exit Fee Tax Assets Agreement;

(B)
if and to the extent that the Exit Fee Tax Assets Agreement provides that the amount of the Exit Fee is to be treated as discharged by an amount of tax relief foregone (such amount being referred to in this Clause 16.4 as the “Agreed Tax Assets Amount”), the Exit Fee:

(i)	shall be treated as having been discharged in an amount equal to the Agreed Tax Assets Amount as at the time provided for in the Exit Fee Tax Assets Agreement; and

(ii)	for the avoidance of doubt, shall not be payable in cash to the extent of the Agreed Tax Assets Amount;

(C)
if and to the extent that the Agreed Tax Assets Amount is lower than the amount set out in paragraph 3(b) of the Termination Proposal Notice (such difference being referred to in this Clause 16.4 as the “Tax Assets Shortfall Amount”), such amount of the Exit Fee as is equal to the Tax Assets Shortfall Amount shall be paid in cash on the Proposed Termination Date.

16.5
The Treasury may exercise its absolute discretion in relation to any consent or agreement which this Clause 16 contemplates may be given or made by it and, without limitation of the foregoing, shall be under no obligation to consent or agree to any method of payment set out in paragraph 3(b) of the Termination Proposal Notice.  If the Treasury exercises any such discretion in any particular way upon any application of any provision of this Clause 16 and notifies the Participant of such exercise of such discretion, such exercise of such discretion shall be irrevocable unless the Treasury and the Participant agree otherwise and, if any such agreement is made, such agreement shall be irrevocable unless the Treasury and the Participant agree otherwise.

16.6	The Exit Fee shall be paid in cash except to the extent specifically provided otherwise under Clause 16.4.

16.7	If and to the extent that the Exit Fee is to be paid in cash pursuant to this Clause 16; such payment shall be made:

(A)	in immediately available and transferable funds;

(B)	in sterling (unless the Treasury and the Participant agree otherwise); and

(C)	to the HM Treasury Payment Account (unless otherwise indicated by Treasury).

17.	ASSET WITHDRAWAL

17.1	The Participant shall, on or before the Accession Date, deliver to the Treasury an Agreed Withdrawal Notice in respect of each Agreed Withdrawal Asset.

17.2	Where the Agreed Remaining Amount of an Agreed Withdrawal Asset is zero, then from and including the Accession Date such Agreed Withdrawal Asset shall cease permanently to be a Covered Asset.

17.3
Where the Agreed Remaining Amount of an Agreed Withdrawal Asset is greater than zero, then from and including the Accession Date the Covered Amount as at 31st December 2008 in respect of that Agreed Withdrawal Asset shall have deemed for all purposes under the Conditions to have always been the Agreed Remaining Amount in respect of that Agreed Withdrawal Asset (and any amounts which are required to be determined in order to calculate the Covered Amount of such Agreed Withdrawal Asset shall be adjusted accordingly).

17.4
Notwithstanding anything to the contrary under the Conditions, no Trigger shall occur (whether before, on, or after the Accession Date) in relation to an Agreed Withdrawal Asset for which the Agreed Remaining Amount is zero and no such Agreed Withdrawal Asset shall be a Triggered Asset for the purposes of the Conditions.

18.	QUARTERLY STATEMENT DEFICIENCIES

18.1	There will be a “QS data deficiency” if:

(A)
any Information contained in any Quarterly Statement Data Field in the “Trigger”, “Loss” or “Recovery or Realisation” QS field categories (as such term is defined in the Data Field Rules for the Quarterly Statement Data Fields) in any Quarterly Statement Data for a Quarter is incorrect or inaccurate; or

(B)	any Information contained in the Quarterly Statement for such Quarter is incorrect or inaccurate as a result of being derived from any such incorrect or inaccurate Quarterly Statement Data.

18.2
If there are any QS data deficiencies in respect of the Quarterly Statement or Quarterly Statement Data for a Quarter, the Participant’s obligation under Condition 16.10 to deliver a QS Compliance Certificate (without qualifications) for such Quarter shall be satisfied if, within the time permitted for delivery of such QS Compliance Certificate (without qualifications), the Participant delivers a QS Compliance Certificate for such Quarter to the Treasury which:

(A)
is given subject only to valid qualifications (being, for this purpose, qualifications which describe in reasonable detail the nature and extent of the relevant QS data deficiencies (including the specific items of Information (including any Quarterly Statement Data)) to which such qualifications apply); and

(B)
contains a confirmation from the Scheme Head (or another member of the Scheme Executive Team acceptable to the Treasury) that, to the best of his or her knowledge and belief, having made all due and reasonable enquiries, such QS data deficiencies result in the Quarterly Statement Data (and/or the Information contained in the relevant Quarterly Statement derived from such Quarterly Statement Data) containing amounts in respect of Losses and Recoveries which are such that, in relation to each Covered Asset to which the QS data deficiencies relate:

(i)	the aggregate amount of Losses in respect of such Covered Asset; minus

(ii)	the aggregate amount of Recoveries in respect of such Covered Asset,

is less than would have been the case if there were no such QS data deficiencies.

18.3
If there are any QS data deficiencies and the Participant complies with its obligation under Condition 16.10 to deliver a QS Compliance Certificate (without qualifications) in respect of such Quarter only by virtue of delivering a QS Compliance Certificate containing the confirmation required pursuant to Clause 18.2, then:

(A)
notwithstanding the requirements of Conditions 16.11 and 16.12, the Participant may not, without the Treasury’s consent, correct any QS data deficiency pursuant to Conditions 16.11 and 16.12 and no further corresponding correction or adjustment may be made to a Quarterly Statement in an adjustment Quarter in accordance with Condition 8.7; and

(B)
there shall not be a Remedy Event arising solely as a result of, and in respect of, such QS data deficiencies for the purpose of the Specified Obligation described in Condition 31.5 as “To produce and deliver Quarterly Statements, statements in the form of the Agreed Model, Quarterly Statement Data and QS Compliance Certificates, in each case in accordance with Condition 16” or “To produce and deliver corrected Quarterly Statement Data and reports describing the corrections made in accordance with Condition 16.11” (but the foregoing shall operate without prejudice to the Treasury’s other rights, powers or remedies under or pursuant to the Scheme Documents (including Conditions 16.13 and 31.14).

19.	REMUNERATION

19.1
The Initial Parent undertakes to comply (or procure compliance) with the remuneration constraints and requirements (for 2009) set out in the paper in the agreed form entitled “Commitments on bonuses for 2009 performance year” (the “Remuneration Commitments”).

19.2
The Initial Parent acknowledges its commitment to the principle that, from 2010, it should be at the leading edge of implementing the G20 principles, the FSA Remuneration Code and any remuneration proposals from the Walker Review that are implemented in regulations, and that UK Financial Investments Limited, on the Government’s behalf, will engage in proactive consultations with the board of directors of the Initial Parent to ensure that these future remuneration arrangements reflect a rigorous assessment of the performance of the Initial Parent and its constituent businesses and support the creation of sustainable value for shareholders (including UK Financial Investments Limited), while enabling pay arrangements in line with the market for staff at the Initial Parent and the Participant.

19.3
The Initial Parent represents and warrants to the Treasury on the Signing Date and the Accession Date (by reference to the facts then existing) that neither it, nor the Participant, nor any member of the Participant’s Group has engaged or will engage in any action between the Signing Date and the Accession Date which would have breached the undertakings and commitments set out in Clause 19.1 and 19.2 had such undertakings and commitments been in force.

20.	LENDING COMMITMENTS

20.1
The Initial Parent undertakes to implement (by no later than 27th November 2009) and maintain compliance with (until the earlier of (i) 31st March 2011 and (ii) agreement with the Treasury) the customer charter for lending to businesses in the United Kingdom in the form agreed with the Treasury.  The customer charter is set out in the paper entitled “Customer Charter for Lending to Businesses” as initialled by or on behalf of both the Treasury and the Initial Parent on or before the 27th November 2009 (the “Customer Charter”).

20.2
The Initial Parent undertakes to contribute to a fund managed by a national investment corporation the lower of: (i) £100,000,000 (one hundred million pounds) and (ii) such amount as equals 10% of the total sums invested in such fund.

20.3
Any amount contributed by the Initial Parent to a national investment corporation in the “2009 commitment period” or the “2010 commitment period” (each as defined in the Lending Commitments Deed Poll) shall be deemed to constitute “lending” for the purposes of the Business Lending Commitments (as defined in the Lending Commitments Deed Poll).

21.	BANK CHARGES

The Initial Parent undertakes in relation to personal current accounts (“PCAs”) provided by it or any member of the Group to:

(A)
implement in full any agreements that the OFT has made with the Initial Parent as detailed in the OFT’s report – “Personal current accounts in the UK – A follow up report, October 2009”, relating to the transparency of costs to consumers and the process of switching accounts to another bank and, subject to conflicting demands of integration, the Initial Parent commits to adhere to the implementation dates it has agreed with the OFT and will endeavour to effect such implementation as quickly as practicalities and systems allow;

(B)
implement in full any agreements that the OFT may make with the banking industry (within the scope of the current negotiations with respect thereto) relating to fees and charges, and the terms and conditions of PCAs and, subject to conflicting demands of integration, the Initial Parent commits to adhere to the implementation dates agreed between the OFT and the banking industry and will endeavour to effect such implementation as quickly as practicalities and systems allow;

(C)	play a constructive role in any discussions between the banking industry and the OFT about fees and charges, and the terms and conditions of PCAs; and

(D)	take reasonable steps to provide such information as is necessary to enable the Treasury or the OFT to monitor the compliance of the Initial Parent with paragraphs (A) and (B) above.

22.	GENERAL PROVISIONS

22.1
Notwithstanding termination of the Participant’s participation in the Scheme pursuant to Conditions 4.38 or 4.41, Clauses 1, 6, 15.9, 16, 18, 19.1, 20, 21(A), 21(B), 21(C) (but only insofar as it relates to implementing the agreements referred to in Clauses 21(A) and 21(B)), 21(D), 22, 23 and 24, shall remain in full force and effect.

22.2
Without prejudice to the application of Conditions 38.1 to 38.6 (inclusive) and Condition 41.6 regardless of this Clause 22.2, those Conditions shall also apply in relation to this Agreement, with any necessary modifications, as they would apply if any reference therein to the Participant were a reference to the Initial Parent.

22.3	The account referred to in:

(A)	Condition 40.6 shall be notified to the Participant by the Treasury in accordance with such Condition (the “HM Treasury Payment Account”);

(B)	Condition 40.7 is account number 13200011 (Sort Code 10-99-99) held with the Bank of England.

22.4	Subject to Condition 51.5, the address and attention details for the Treasury referred to in Condition 51.3 are as follows:

Address:	1 Horse Guards Road
London SW1A 2HQ

Email
address:           RBS.Notifications@hm-treasury.gsi.gov.uk

Attention:	Team Leader, Financial Stability

Other address:	The Asset Protection Agency
5th Floor
Eastcheap Court
11 Philpot Lane
London EC3M 8UD

Email
address:           RBS@APA.GSI.GOV.UK

Attention:         Stephan Wilcke

22.5	Subject to Condition 51.5, the address and attention details for the Participant referred to in Condition 51.3 are as follows:

Address:	The Royal Bank of Scotland plc
36 St Andrew Square
Edinburgh
EH2 2YB

Email
addresses:       FM-001960@rbos.co.uk
miller.mclean@rbs.com
chris.campbell@rbs.com

Attention:         Group General Counsel and Group Secretary
Deputy General Counsel and Director, Group Legal

22.6	Subject to Condition 51.5, the address and attention details for the Initial Parent referred to in Condition 51.3 are as follows:

Address:	The Royal Bank of Scotland Group plc
Gogarburn
Edinburgh
EH12 1HQ

Email
addresses:       FM-001960@rbos.co.uk
miller.mclean@rbs.com
chris.campbell@rbs.com

Attention:         Group General Counsel and Group Secretary
Deputy General Counsel and Director, Group Legal

23.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.  Each counterpart shall constitute an original of this Agreement, but all the counterparts together shall constitute one and the same instrument.

24.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Clause 21 constitutes a Third Party Provision for the purpose of Condition 46.

IN WITNESS of which this Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNED by two of: THE COMMISSIONERS OF HER MAJESTY’S TREASURY Date: 26 November 2009	) ) ) ) ) )	STEPHEN MCCABE FRANK ROY

SIGNED for and on behalf of: THE ROYAL BANK OF SCOTLAND PLC by Date: 26 November 2009	) ) ) ) )	MILLER MCLEAN

SIGNED for and on behalf of: THE ROYAL BANK OF SCOTLAND GROUP PLC by Date: 26 November 2009	) ) ) ) )	MILLER MCLEAN

Schedule 1
(Initial Data Fields)

Initial Data Field	Fixed
Bank Covered Asset ID	No
APS Covered Asset ID	No
Booking Entity ID	No
Covered Asset Class	Yes
Long Dated Asset Flag	No
Limited Recourse Asset Flag	No
Sub-participation Flag	Yes
Sub-participation Grantor Name	No
Currency	Yes
Covered Amount	Yes
Outstanding Amount	No
Cover Termination Date	Yes
Imputed Maturity Date Flag	Yes
Obligor Name	No
Unique Internal Obligor ID	No
ISIN	No
CUSIP	No
Collateral Flag	No
Collateral Type	No
Country of Obligor Incorporation / Domicile	No
Obligor Industry Code	No
Ultimate Parent Name	No

Initial Data Field	Fixed
Ultimate Parent ID	No
Country of Ultimate Parent Incorporation	No
Parent Industry Code	No
Asset Probability of Default	No
Loss Given Default	No
Current Obligor Rating	No
Most Recent Date of Credit Assessment / Rating of the Obligor	No
Restricted Securitisation Flag	No
Restricted Conduit Flag	No
Restricted Arrangement ID	No

Schedule 2
(Post-Accession Data Fields)

Post–Accession Data Fields
Bank Covered Asset ID
APS Covered Asset ID
EPA ID
Covered Asset Class
Long Dated Asset Flag
Limited Recourse Asset Flag
Sub Participation Flag
Sub Participation Grantor Name
Sub Participation Grantor ID
ISIN
CUSIP
Covered Asset Sub Class
Multi-Currency Flag
Booking Entity ID
Management Entity ID
Cover Termination Date
Imputed Maturity Flag
Covered Amount Currency
Covered Amount
Outstanding Amount
Current Maturity Date

Post–Accession Data Fields
Total Mark to Market (Derivatives)
Obligor Name
Unique Internal Obligor ID
Country of Obligor Incorporation / Domicile
Obligor Industry Code
Ultimate Parent Name
Ultimate Parent ID
Country of Ultimate Parent Incorporation
Ultimate Parent Industry Code
Collateral Flag
Collateral Type
Current Collateral Value
Current Collateral Currency
Current Collateral Valuation Type
Date of Latest Collateral Valuation
Country of Exposure to Underlying Collateral
Origination Date
Guarantor Name
Internal Guarantor ID
Guarantor PD
Guarantor Internal Rating
Most Recent Date of Credit Assessment / Rating of the Guarantor
Guarantor S&P Rating

Post–Accession Data Fields
Guarantor Moody’s Rating
Guarantor Fitch Rating
Restricted Securitisation Flag
Restricted Conduit Flag
Restricted Arrangement ID
Rollover Asset Flag
Date of Rollover
Total Bank Exposure to Ultimate Parent Group
Triggered Asset Flag
Asset Probability of Default
Loss Given Default
Current Obligor Rating
Most Recent Date of Credit Assessment / Rating of the Obligor
Obligor S&P Rating
Obligor Moody’s Rating
Obligor Fitch Rating
Fair Value
Historical Impairment and/or Write-down Amount and/or Credit Value Adjustments
Current Ultimate Parent Internal Rating
Most Recent Date of Internal Rating of the Ultimate Parent
Current Ultimate Parent S&P Rating
Current Ultimate Parent Moody’s Rating
Current Ultimate Parent Fitch Rating

Post–Accession Data Fields
Buy to Let Flag
Self Cert Flag
Asset in Construction Flag
Interest Cover
Postcode
Amortisation Type

Schedule 3
(Quarterly Statement Data Fields)

Quarterly Statement Data Fields
Trigger
Trigger ID
Relevant APS Covered Asset ID
Trigger Type
Trigger Date
Initial Event Date
Withdrawal
Withdrawal ID
Relevant APS Covered Asset ID
Withdrawal Date
Loss
Relevant APS Covered Asset ID
Loss ID
Date of Loss
Loss Amount
Covered Amount at Initial Event Date in Covered Amount Currency
Covered amount at Initial Event Date in Sterling
Outstanding Amount at Trigger Date in Actual Underlying Currency of Covered Asset
Outstanding Amount at Trigger Date in Covered Amount Currency
Outstanding Amount at Trigger Date in Sterling
CL Payment Amount in Actual Underlying Currency of Covered Asset

CL Payment Amount in Covered Amount Currency
CL Payment Amount in Sterling
Remaining Covered Amount in Covered Amount Currency
Aggregate Reversed Loss Amount in Covered Amount Currency
Loss Limit Amount in Covered Amount Currency
Loss Limit Amount in Sterling
Extended Protection Asset ID
Extended Protection Asset Protection Limit in Covered Amount Currency
Extended Protection Asset Protection Limit in Sterling
Extended Protection Asset Outstanding Amount or CL Payment Amount in Actual Underlying Currency of Covered Asset
Extended Protection Asset Outstanding Amount or CL Payment Amount in Covered Amount Currency
Extended Protection Asset Outstanding Amount or CL Payment Amount in Sterling
Remaining Extended Protection Asset Protection Limit in Covered Amount Currency
Remaining Extended Protection Asset Protection Limit in Sterling
Method of Calculation of FX Rate from Actual Underlying Currency to Covered Amount Currency
Actual Underlying Currency of “Outstanding Amount at Trigger Date”, “CL Payment Amount” or “Extended Protection Asset Outstanding Amount or CL Payment Amount” Field
Recovery or Realisation
Realisation ID
Relevant APS Covered Asset ID
Realisation Type
Realisation Date
Cash/non-Cash Flag

Bank Internal ID for Non-Cash Realisation
Relevant Non-Cash Realisation ID
Realisation Amount Allocated to the Relevant Covered Asset in Actual Underlying Currency
Realisation Amount Currency
Realisation Amount Allocated to Non-APS Assets in Sterling
Realisation Amount Allocated to the Relevant Covered Assets in Sterling
Recovery Amount in Sterling
Realisation Legal Entity ID
Realisation Expense
Related Realisation ID
Relevant APS Covered Asset ID
Realisation Expense ID
Realisation Expense Type
Realisation Expense Date
Realisation Expense Allocated to the Relevant Covered Asset in Actual Underlying Currency
Realisation Expense Amount Currency
Realisation Expense in Sterling
Realisation Expense Legal Entity ID
FX
FX Rate
Exchange Date
Currency Code A
Currency Code B

Rate of Conversion A to B
Multi-Currency
Relevant APS Covered Asset ID
Relevant Bank Covered Asset ID
Loss ID
Actual Underlying Currency of Outstanding Amount at Trigger Date, CL Payment Amount or Extended Protection Asset Outstanding Amount or CL Payment Amount
Outstanding Amount at the Trigger Date or CL Payment Amount in Actual Underlying Currency
Adjustments
Trigger Adjustments
Adjustment ID
Reason Code
Losses Adjustments
Adjustment ID
Reason Code
Realisation Adjustments
Adjustment ID
Reason Code
Realisation Expense Adjustments
Adjustment ID
Reason Code
Multi-Currency Adjustments
Adjustment ID
Reason Code

Schedule 4
(Additional Specified Obligations)

Specified Obligation	Whether capable of being remedied
Compliance with Clause 2.5	No
To pay the Annual Fee in accordance with Clause 6.1(A)	Yes
To comply with the terms of the State Aid Deed	Yes
To pay all costs and expenses in accordance with the State Aid Costs Reimbursement Deed	Yes
To deliver to the Treasury on the Accession Date an Agreed Withdrawal Notice in respect of each Agreed Withdrawal Asset under Clause 17	No
APS Fee Tax Assets Agreement
Compliance with Clause 14 (to pay and indemnify the Treasury against any fees, costs and expenses incurred in connection with the appointment of the Accountants and the performance of their responsibilities)
Yes
Compliance with Clause 21 (each RBS Company shall forego any tax relief and any right to any tax relief if such tax relief, or such right to any tax relief, would not have arisen but for the use or availability of any Qualifying Tax Asset)
Yes
Compliance with Clause 24 (each of the Participant, the Initial Parent, ABN Amro Bank and each other RBS Company which enters into a Participation Agreement to take any action reasonably required by the Treasury to ensure that Section 25 Finance Act 2009 applies in relation to the APS Fee Tax Assets Agreement, the Accession Agreement, the Conditions and the matters contemplated therein)
Yes
Compliance with Clause 28 (each RBS Company to provide any Relevant RBS Information requested by the Treasury and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with Clause 29 (each RBS Company to provide to the Accountants any Relevant RBS Information requested by the Accountants and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with Clause 32 (each RBS Company to provide to HMRC any information reasonably requested by HMRC and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes

Specified Obligation	Whether capable of being remedied
Compliance with Clause 35 (to procure that each RBS Company promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving a Disclosure Consent Notice on HMRC)	Yes
Compliance with Clause 36 (ABN Amro Bank to procure that each RBS Company which is a Group Undertaking of ABN Amro Bank promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving Disclosure Consent Notice on HMRC)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with Clause 44 (to procure that each RBS Company complies with any obligation or requirement stated in the APS Fee Tax Assets Agreement to be undertaken by or to relate to any RBS Company)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with Clause 45 (ABN Amro Bank to procure that each RBS Company which is a Subsidiary Undertaking of ABN Amro complies with any obligation or requirement stated in the APS Fee Tax Assets  Agreement to be undertaken by or to relate to any RBS Company)
Yes
Exit Fee Tax Assets Agreement
Compliance with Clause 14 (to pay and indemnify the Treasury against any fees, costs and expenses incurred in connection with the appointment of the Accountants and the performance of their responsibilities)
Yes
Compliance with Clause 21 (each RBS Company shall forego any tax relief and any right to any tax relief if such tax relief, or such right to any tax relief, would not have arisen but for the use or availability of any Qualifying Tax Asset)
Yes
Compliance with Clause 24 (each of the Participant, the Initial Parent, ABN Amro Bank and each other RBS Company which enters into a Participation Agreement to take any action reasonably required by the Treasury to ensure that Section 25 Finance Act 2009 applies in relation to the APS Fee Tax Assets Agreement, the Accession Agreement, the Conditions and the matters contemplated therein)
Yes
Compliance with Clause 27 (each RBS Company to provide any Relevant RBS Information requested by the Treasury and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes

Specified Obligation	Whether capable of being remedied
Compliance with Clause 28 (each RBS Company to provide to the Accountants any Relevant RBS Information requested by the Accountants and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with Clause 31 (each RBS Company to provide to HMRC any information reasonably requested by HMRC and to deliver such information promptly, and in any event within 15 Business Days after such request)
Yes
Compliance with Clause 34 (to procure that each RBS Company promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving a Disclosure Consent Notice on HMRC)	Yes
Compliance with Clause 35 (ABN Amro Bank to procure that each RBS Company which is a Group Undertaking of ABN Amro Bank promptly following any request by the Treasury gives a Disclosure Consent to HMRC by serving Disclosure Consent Notice on HMRC)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with Clause 43 (to procure that each RBS Company complies with any obligation or requirement stated in the Exit Fee Tax Assets Agreement to be undertaken by or to relate to any RBS Company)
Yes
To the extent it relates to a Specified Obligation set out above, compliance with Clause 44 (ABN Amro Bank to procure that each RBS Company which is a Subsidiary Undertaking of ABN Amro complies with any obligation or requirement stated in the Exit Fee Tax Assets Agreement to be undertaken by or to relate to any RBS Company)
Yes
Asset Management Framework
APS Approvers to review all Asset Actions (to the extent constituting Conduct Requiring Approval) on Covered Assets and Related Party Assets in light of the Conditions in accordance with the Asset Management Framework (Part 3 of the Asset Management Framework under “Key considerations for an APS Approver”)
Yes (but subject to Condition 31.9)
To ensure any APS Approval (to the extent relating to Conduct Requiring Approval) is subject to audit by the APS Compliance Team, the APS Assurance Team and Group Internal Audit in accordance with the Asset Management Framework (Part 3 of the Asset Management Framework under “Key considerations for an APS Approver”)
Yes (but subject to Condition 31.9)

Specified Obligation	Whether capable of being remedied
To ensure all APS Approvals (to the extent relating to Conduct Requiring Approval) in excess of the authorisations limits of those with the Group Chief Credit Officer or equivalent status will be determined by the SOC in accordance with the Asset Management Framework;
Yes (but subject to Condition 31.9)
(i) To ensure that the approval procedure set out in the Asset Management Framework is observed in relation to all Conduct Requiring Approval;  (ii) to review whether any proposed Asset Action (to the extent constituting Conduct Requiring Approval) affects a Covered Asset or Related Party Asset; (iii) to refer any proposed Asset Action (to the extent constituting Conduct Requiring Approval) to an APS Approver for clearance; (iv) to ensure internal approval for a cleared Asset Action (to the extent constituting Conduct Requiring Approval); and (v) where an APS Approver does not have the appropriate authority to approve an Asset Action which constitutes Conduct Requiring Approval, to escalate that Asset Action (to the extent constituting Conduct Requiring Approval) to an appropriate alternative APS Approver for approval, in each case in accordance with Part 3 of the Asset Management Framework under “Approval Procedure”.
Yes (but subject to Condition 31.9)
To seek approval from HMT/APA for Conduct Requiring Approval which is an HMT Approval Matter, in accordance with the Asset Management Framework (Part 3 of the Asset Management Framework under paragraphs 1, 2 and 3 under “Approval grids – Prohibited Conduct”)
Yes (but subject to Condition 31.9)
Relevant APS Approver to notify APS Central Compliance of any Conduct Requiring Approval which is an HMT Approval Matter in accordance with the Asset Management Framework (Part 3  of the Asset Management Framework under “Approval grids – Prohibited Conduct”)
Yes (but subject to Condition 31.9)
To observe the approvals escalation hierarchy described in the Asset Management Framework, in so far as it relates to Conduct Requiring Approval (Part 3 of the Asset Management Framework under “Approval grid – Other Conduct”)
Yes (but subject to Condition 31.9)
APS Compliance team to conduct portfolio analysis to compare the Covered Assets against the wider performance of the Participant in accordance with the Asset Management Framework (Part 4 of the Asset Management Framework under “Monitoring”)
Yes
APS Compliance team to review Participant’s existing Credit Quality Assurance reports in respect of Covered Assets and Related Party Assets in accordance with the Asset Management Framework (Part 4)	Yes
To report to the SOC on compliance with the Asset Management Framework in accordance with the Asset Management Framework (Part 4 of the Asset Management Framework under “Monitoring”)	Yes

Specified Obligation	Whether capable of being remedied
Conflicts Management Policy
To ensure that the RBS Managed Conflicts are reviewed by the Scheme Head and representatives of RBS Group Legal and Group Regulatory Risk for the purposes and at the times specified in paragraphs 5.5(B) and 5.5(C) of the Conflicts Management Policy
Yes
To ensure that any proposed changes or modifications to, or disapplications of, the Conflicts Management Policy are approved by the responsible APS Compliance Officer, Representatives of RBS Group the responsible APS Compliance Officer, Representatives of Risk and the SOC in accordance with paragraph 5.8 of the Conflicts Management Policy
Yes
To ensure that Representatives are appointed by each Exco/Manco (as referred to under paragraph 5.5(F) of the Conflicts Management Policy) to meet with Representatives of the Scheme Head with the frequency required under paragraph 5.5(F) of the Conflicts Management Policy to consider the application of the Conditions and the Conflicts Management Policy in accordance with the Conflicts Management Policy
Yes
To ensure that each responsible Exco/Manco member escalates to the Scheme Head for review in accordance with paragraph 5.5(E) of the Conflicts Management Policy any proposal which involves entering into a transaction or series of transactions which are the subject of paragraph 5.6 of the Conflicts Management Policy where: (i) the aggregate of the Covered Amount of the Covered Asset(s); or (ii) in the case of (a) Protected Asset(s) and/or (b) Related Party Asset(s), the aggregate principal, par or similar value of such Protected Asset(s) and/or Related Party Asset(s) in each case, the subject of such proposed transaction or series of transactions exceeds £5,000,000 (five million pounds) (or its equivalent). For the purpose of determining whether the threshold of £5,000,000 (five million pounds) has been exceeded, any of the following shall be treated as a single transaction: (i) a number of separate transactions if those transactions, when taken together, form part of the same transaction; or (ii) a series of independent but related transactions to or with a person (the “Beneficiary”) or persons connected to or with the Beneficiary which, when taken together, form part of the same transaction.
Yes

Schedule 5
(Step-In Threshold Amounts)

Covered Asset Class or group of Covered Asset Classes	Step-In Threshold Amount (£billions)
Residential Mortgage	4.1
Consumer Finance	14.5
Bond	0.4
Loan	21.3
Lease Finance	0.6
Project Finance	0.6
Leveraged Finance	7.4
Commercial Real Estate Finance	10.6
Structured Finance	5.1
Derivatives	10.4

Schedule 6
(Arbitration Panel)

***

____________________

*** Indicates omission of material, which has been separately filed, pursuant to a request for confidential treatment.

Schedule 7
(Pre-Accession Data)

Portfolio	Datatape name (Data tapes delivered by the Participant to the Treasury in June and July 2009)	Covered amount (in sterling, figures in millions)	Datatape name (Data tapes delivered by the Participant to the Treasury in September 2009)	Covered amount (in sterling, figures in millions)
UK Residential Mortgages	UKii 057_Data Tape - Mortgages.csv	10,434	RUK_Part1_HMT_20092009.txt	10,703
UK Retail Loans	UKii 029_Direct Loans 20090409.zip > Data tape û Direct Loans3.csv	9,294
	UKii 099_Network Loan 20090428.zip > NLOAN_BASEL_FINAL_NO_1208_V7_2804.CSV
UK Retail Current Accounts	UKii 031_Current Accounts Part 1 20090417.zip	3,297	RUK_Part2_HMT_20092009.txt	12,486
	UKii 032_Current Accounts Part 2 20090417.zip
	UKii 033_Current Accounts Part 3 20090417.zip
	UKii 034_Current Accounts Part 4 20090417.zip
UK Business Banking	UKii 145 BB_DATA_TAPE_20090604.zip (all tapes in zip folder)	10,282	UKCB_BB_HMT_20092009.txt	10,282
UK CRE	UKii 143 UK CRE loan APS R_A Datatape.xls	32,069	UKCB_C&C_HMT_20092009.txt	57,394
UK Corporate Loans	UKii 144 UK CorpLending APS R_A Datatape 0050609 Schedule E Final.txt	25,581
UK Corporate Leasing (Lombard)	Ukii 208 Master_KPMG_160609.zip	3,294	UKCB_Lombard_HMT_20092009.txt	3,279
EME Residential Mortgages	EMEii 148_fa_tape_gbp_revised_20090625.zip	2,855	Ulster_Mortgages_HMT_18092009.txt	4,707
	EMEii 149_ubn_tape_gbp_revised_20090625.zip	351
	EMEii 150_ubs_tape_gbp_revised_20090625.zip	1,501
EME Personal Loans	EMEii 146_UB_PERSONAL_GBP_25JUN09.zip	763	Ulster_Loans_HMT_21092009.txt	2,159
EME Business Banking	EMEii 147_UB_COMMERCIAL_GBP_25JUN09.zip	1,432
EME Corporate Lending	EMEii 114_Ref H - Corp PF R&A 9 June 2009.xls	7,643	Ulster_Corporate_HMT_22092009.txt	20,918
EME CRE	EMEii 125_Ref C - CRE loan R&A Audit File (In & Out).xls > Final	12,998

Portfolio	Datatape name (Data tapes delivered by the Participant to the Treasury in June and July 2009)	Covered amount (in sterling, figures in millions)	Datatape name (Data tapes delivered by the Participant to the Treasury in September 2009)	Covered amount (in sterling, figures in millions)
NPM	GBMii 304 APS_HMT_Portfolio Management_Wave 3_05June2009-v2_rolled_up.xls	50,389	GBM_NPM_HMT_22092009.txt	50,480
REF	GBMii 225 APS_HMT_REF_Wave3_24June2009_v4.xls	23,431	GBM_REF_HMT_22092009.txt	22,839
Leveraged Finance	GBMii 248 APS_HMT_Leveraged_20090618_v6.xls	19,766	GBM_LEF_HMT_22092009.txt	19,691
MFI DCM	GBMii 327 MFI DCM - Data tape for HMT 090710.zip	12,434	GBM_MFIDCM_HMT_22092009.txt	11,668
CS DCM	GBMii 238 APS_HMT_CSDCM_20090527_v6.xls	6,213	GBM_CSDCM_HMT_22092009.txt	6,210
Aviation	GBMii 259 APS_HMT_Aviation_Wave3_26June2009.xls	1,518	GBM_Aviation_HMT_22092009.txt	1,527
Shipping	GBMii 250 APS_HMT_RBS_Shipping_Wave3_25June2009.xls	3,763	GBM_ShippingRBS_HMT_22092009.txt	3,626
	GBMii 167 APS_HMT_ABN_Shipping_Wave3_05June2009.zip	88	GBM_ShippingABN_HMT_22092009.txt	88
SAF	GBMii 236 APS_HMT_SAF_Wave3_05June2009_v4	44	GBM_SAF_HMT_22092009.txt	44
SAU	GBMii 380 31 Dec RBS HG CDO bonds Nflk.xls	2,171	GBM_SAU_HMT_22092009.txt	34,108
	GBMii 383 Dublin Oak v2.xls	142
	GBMii 384 Monoline Positions Dec 2008 v3.xls	22,504
	GBMii 385 Other Residuals.xls	273
	GBMii 386 SS CDO RBS Mezz.xls	1,672
	GBMii 388 ABN HG.xls	2,941
	GBMii 389 North Sea In Scheme Nflk_maturity.xls	4,372
Equities EPSSO	GBMii 162 APS_HFT_Equ_EPSSO_Wave3_05June2009.zip > Loans	90	GBM_Equities_HMT_22092009.txt	2,924
	GBMii 162 APS_HFT_Equ_EPSSO_Wave3_05June2009.zip > Bonds	152
Equities EFCT	GBMii 163 APS_HMT_Equ_EFCT_Wave3_05June2009.zip > Loans	256
Equities Derivatives	GBMii 164 ASP_HMT_Equ_Derivs_Inventory_Wave3_05June2009.zip > Loans	2,747
	GBMii 164 ASP_HMT_Equ_Derivs_Inventory_Wave3_05June2009.zip > Bonds	241

Portfolio	Datatape name (Data tapes delivered by the Participant to the Treasury in June and July 2009)	Covered amount (in sterling, figures in millions)	Datatape name (Data tapes delivered by the Participant to the Treasury in September 2009)	Covered amount (in sterling, figures in millions)
AAAH	GBMii 182 APS_HMT_AAAH_Wave3_16June2009 RBS Amended.xls > Wave III	1,366	GBM_AAAH_HMT_22092009.txt	997
	GBMii 182 APS_HMT_AAAH_Wave3_16June2009 RBS Amended.xls > Bonds	206
Global Credit Trading	GBMii 234 APS_HMT_GCT Loans_US_Wave3_05June2009 v3.xls	2,119	GBM_GCTUS_HMT_22092009.txt	72
	GBMii 228 APS_HMT_GCT_ Loans_UK_Wave3_23June2009_v2.xls		GBM_GCTUK_HMT_22092009.txt	2,110
	GBMii 227 APS_HMT_GCT_Bonds_Wave3_23June2009_v2.xls
RLMCC STMF	GBMii 375 APS_HMT_STMF Loans_Wave3_31July (HMT).xls	3,171	GBM_STMF_HMT_22092009.txt	4,681
RLMCC Delta	GBMii 229 APS_HMT_Delta_Bonds_Wave3_23June2009_v2.xls	184	GBM_Delta_HMT_22092009.txt	66
Mortgage Trading	GBMii 233 APS_HMT_MT_Bonds_UK_Wave3_05June2009_v2.xls	2,921	GBM_MTUK_HMT_22092009.txt	2,407
	GBMii 232 APS_HMT_MT_Bonds_US_wave 3_23June2009_v4.xls		GBM_MTUS_HMT_22092009.txt	958
	GBMii 226 APS_HMT_MT_Loans_US_Wave3_23June2009_v3.xls
Derivatives	GBMii 159 APS_HMT_Counterparty_File_Wave3_05June2009_v3.zip	29,959	GBM_Derivatives_HMT_22092009.txt	28,309
TOTAL		316,927		314,737

Schedule 8
(Form of Payment Proposal Notice)

[Note: Notice to be served on the Treasury by the Participant in accordance with clause 6.2, 6.3 or 6.4 of the Accession Agreement]

[Note: Insert date]

Dear Sirs,

Accession Agreement – Payment Proposal Notice

1.
We refer to the Accession Agreement dated [●] 2009 entered into by The Commissioners of Her Majesty’s Treasury, The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc in connection with the Scheme (as amended from time to time) (the “Accession Agreement”).  Any word or expression defined in the Accession Agreement shall have the same meaning below in this notice.

2.	We refer to the Annual Fee payable on [●]. [Note: Insert Payment Date]. We propose that:

(a)        £[      ] of such Annual Fee will be paid in cash;

(b)	£[ ] of such Annual Fee will be paid in cash and the Treasury will apply the same amount in acquiring B Shares; and

(c)	£[ ] of such Annual Fee will be paid by foregoing tax relief, and for this purpose we propose that the relevant Tax Asset(s) is/are as follows:

Tax Asset Company:	[Note: Insert the name of the company in which the Tax Asset is claimed to have arisen] (the “Tax Asset Company”)
Taxpayer reference number:	[Note: Insert the UK taxpayer reference number of the Tax Asset Company]
Amount of Tax Asset:	[Note: Insert the claimed amount of the Tax Asset]
Nature of Tax Asset:	[Note: Specify the nature of the claimed Tax Asset. For example, trading losses]
Accounting Period:	[Note: Specify the most recent Accounting Period of the Tax Asset Company in which the Tax Asset is claimed to be available to the Tax Asset Company]

[Note:If more than one Tax Asset is proposed to be used for this purpose, insert the above information for each relevant Tax Asset. For the avoidance of doubt, it is not necessary for all of the specified Tax Assets to arise in the same company.]

[Note: None of the amounts referred to in paragraphs 2(a), (b) or (c) may be negative, and the aggregate of such amounts must be equal to the amount of such Annual Fee.]

Yours faithfully,

[Note:   To be validly executed by the Participant]

Schedule 9
(Form of Termination Proposal Notice)

[Note:  Notice to be served on the Treasury by the Participant in accordance with clause 16 of the Accession Agreement]

[Note:	Insert date]

Dear Sirs,

Accession Agreement – Termination Proposal Notice

1.
We refer to the Accession Agreement dated [●] 2009 entered into by The Commissioners of Her Majesty’s Treasury, The Royal Bank of Scotland plc and The Royal Bank of Scotland Group plc in connection with the Scheme (as amended from time to time) (the “Accession Agreement”).  Any word or expression defined in the Accession Agreement shall have the same meaning in this notice.

2.	We propose that, pursuant to Condition 4.38 and Clause 16 of the Accession Agreement, the Participant’s participation in the Scheme will terminate on [●]. [Note: Insert date]

3.	In connection with that proposed termination, we propose that:

(a)        £[      ] of the Exit Fee will be paid in cash; and

(b)	£[ ] of the Exit Fee will be paid by foregoing tax relief, and for this purpose we propose that the relevant Tax Asset(s) is/are as follows:

Tax Asset Company:	[Note: Insert the name of the company in which the Tax Asset is claimed to have arisen] (the “Tax Asset Company”)
Taxpayer reference number:	[Note: Insert the UK taxpayer reference number of the Tax Asset Company]
Amount of Tax Asset:	[Note: Insert the claimed amount of the Tax Asset]
Nature of Tax Asset:	[Note: Specify the nature of the claimed Tax Asset. For example, trading losses]
Accounting Period:	[Note: Specify the most recent Accounting Period of the Tax Asset Company in which the Tax Asset is claimed to be available to the Tax Asset Company]

[Note: If more than one Tax Asset is proposed to be used for this purpose, insert the above information for each relevant Tax Asset. For the avoidance of doubt, it is not necessary for all of the specified Tax Assets to arise in the same company.]

[Note: Neither of the amounts referred to in paragraphs 3(a) or (b) may be negative, and the aggregate of such amounts must be equal to the amount of the Exit Fee.]

Yours faithfully,

[Note:  To be validly executed by the Participant]

Appendix A
(Form of Quarterly Statement)

Appendix B
(Data Field Rules)

***

_________________

*** Indicates omission of 130 pages of material, which has been separately filed, pursuant to a request for confidential treatment.

CONFORMED COPY

Dated 26 November 2009

THE COMMISSIONERS OF HER MAJESTY’S TREASURY

and

THE ROYAL BANK OF SCOTLAND PLC

and

THE ROYAL BANK OF SCOTLAND GROUP PLC

ACCESSION AGREEMENT
relating to the UK Asset Protection Scheme

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	ACCESSION	10
3.	PARTICIPATION CONDITIONS	11
4.	FURTHER PARTICIPATION CONDITIONS	12
5.	DATA AND DATA DELIVERY	13
6.	FEES, COSTS AND EXPENSES	19
7.	ADDITIONAL COVERED ENTITIES	32
8.	RESTRICTED SECURITISATIONS, RESTRICTED CONDUITS AND CP FUNDING AGREEMENTS AND DERIVATIVES	32
9.	PROHIBITED CONDUCT	34
10.	BLIND ASSETS	36
11.	PARTIAL DISPOSALS	37
12.	TRIGGERS	38
13.	IDENTIFIED ASSETS	39
14.	SCHEME HEAD	39
15.	REMEDIES AND DISPUTES	40
16.	TERMINATION	42
17.	ASSET WITHDRAWAL	44
18.	QUARTERLY STATEMENT DEFICIENCIES	44
19.	REMUNERATION	46
20.	LENDING COMMITMENTS	46
21.	BANK CHARGES	47
22.	GENERAL PROVISIONS	47
23.	COUNTERPARTS	49
24.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	49